Filed pursuant to Rule 424(b)(5)

Registration No. 333-275111

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 2023)

22,666,667 Ordinary Shares

We are offering 22,666,667 ordinary shares, with a nominal value of $0.01 per share, pursuant to this prospectus supplement and accompanying prospectus.

Our ordinary shares are listed on The Nasdaq Global Market (“Nasdaq”) and the Nasdaq Main Market in Iceland (the “Nasdaq Iceland Main Market”) under the symbol “ALVO.” Our warrants are listed on Nasdaq under the symbol “ALVOW.” Our Swedish Depositary Receipts (“SDRs”), each representing one ordinary share, are listed on Nasdaq Stockholm under the symbol “ALVO SDB.” On June 15, 2026, the closing price of our ordinary shares on Nasdaq was $4.24.

On June 16, 2026, we entered into agreements with certain investors in the European Economic Area pursuant to which the investors have agreed to subscribe to an aggregate of 17,826,666 of our ordinary shares in a private placement, at the public offering price, for gross proceeds to us of approximately $66.85 million. We refer to this transaction as the “concurrent private placement.” The shares will be offered solely to professional clients or eligible counterparties falling within article 1(4) of Regulation (EU) 2017/1129. Consummation of the concurrent private placement is conditioned on the closing of this offering and the satisfaction of certain other customary conditions, and is expected to occur within seven business days following the closing of this offering. The consummation of this offering is not contingent on the consummation of the concurrent private placement.

We are a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules and are eligible for reduced public company disclosure requirements. See “Prospectus Supplement Summary—Implications of Being a ‘Foreign Private Issuer.’”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$3.750	$85,000,001.25
Underwriting commissions(1)	$0.225	$5,100,000.08
Proceeds to the Company (before expenses)	$3.525	$79,900,001.18

(1)	We refer you to “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to 3,400,000 ordinary shares from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of the final prospectus supplement.

The underwriters expect to deliver the shares to purchasers on or about June 17, 2026.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BofA Securities	Jefferies	Evercore ISI

The date of this prospectus supplement is June 15, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the SEC using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information that you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of any securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed and are incorporated herein by reference, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not, and the underwriters are not, making offers to sell or solicitations of offers to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

This prospectus supplement includes our trademarks and trade names, including, without limitation, HUKYNDRA, SIMLANDI, SELARSDI, UZPRUVO, JAMTEKI, USTEKINUMAB BS (F), XBONZA, OSSVI, ZVOGRA, KEFDENSIS, DENOSUMAB BS, GOBIVAZ, GOLIMUMAB BS, MYNZEPLI, AFIVEG, AFLIBERCEPT BS and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus supplement also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended

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to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent permitted under applicable law, our or its rights or the right of any applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless otherwise indicated, all references in this prospectus supplement to “Alvotech,” “the company,” “our company,” “we,” “us” and “our” refer to Alvotech and our consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, together with the additional information about us described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and the documents incorporated by reference in this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for more information.

Company Overview

We are a vertically integrated biotechnology company focused solely on the development and manufacture of biosimilar medicines for patients worldwide. A biosimilar is a biological medicine made with living cells, taken from plants, animals or bacteria, that is highly similar to and has no clinically meaningful differences from an existing approved biological, or reference product. Much as generics do for off-patent small-molecule drugs, biosimilars provide a cost-effective alternative with no clinically meaningful difference to biologic medicines whose patent exclusivity has expired. Many patient, policy, industry and regulatory organizations share our view that the availability of quality, affordable biosimilars is critical to the long-term sustainability of health systems and medical innovation globally. Cost savings generated by biosimilars can be used to treat more people and to sustain the cost of investment in the next generations of innovative therapies.

We aim to improve the health and quality of life of patients around the world, broadening the availability and accessibility of biosimilars by becoming a leading supplier of biosimilars globally. To do this, we have invested over $2 billion to build a comprehensive platform for developing and manufacturing biosimilars at scale. Our vertically integrated platform is designed to enable us to execute the product development and scale-up process in-house: from identifying therapeutic areas and target product candidates with significant unmet patient and market need through research and development, leveraging gold-standard host cell lines, cell-culture processes and Good Manufacturing Practices (“cGMP”) manufacturing, clinical testing, and regulatory approvals. In order to give our products global reach with local expertise, we have formed strategic commercialization partnerships with leading pharmaceutical companies covering global markets. We license our biosimilars intellectual property to our commercialization partners in exchange for development and commercialization milestone payments and royalties on sales.

Developing and manufacturing biosimilars is a time-consuming, capital intensive, complex and historically uncertain undertaking. We currently have five commercialized products approved in major markets:

AVT02, our biosimilar to Humira (adalimumab), has been approved in various major markets including the United States, Canada, the United Kingdom and the European Economic Area. Adalimumab is a tumor necrosis factor (“TNF”)-alpha inhibitor, and is indicated for patients with Rheumatoid Arthritis, Psoriatic Arthritis, Ankylosing Spondylitis, Ulcerative Colitis and Crohn’s Disease. AVT02 is the second largest biosimilar in the United States with a 10% market share of biosimilars.

AVT04, our biosimilar to Stelara (ustekinumab), has been approved for marketing in various major markets including the United States, Canada, the United Kingdom, the European Economic Area and Japan. Ustekinumab is a human interleukin (“IL”)-12 and IL-13 antagonist, and is indicated for patients with Plaque Psoriasis, Psoriatic Arthritis, Crohn’s Disease and Ulcerative Colitis. AVT04 has achieved a 20% market share of biosimilars in Europe.

AVT05 is our biosimilar to Simponi (golimumab) and biosimilar candidate for Simponi Aria (golimumab). Our biosimilar to Simponi (golimumab) has been approved for marketing in the United Kingdom, the European Economic Area and Japan. Golimumab is a TNF inhibitor indicated for the treatment of patients with Rheumatoid Arthritis, Psoriatic Arthritis, Ankylosing Spondylitis and Ulcerative Colitis. Simponi refers to the originator biologic in a prefilled syringe or autoinjector presentation, while Simponi Aria refers to the originator biologic in a vial presentation.

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AVT06, our biosimilar to Eylea (aflibercept), has been approved for marketing in the United Kingdom, the European Economic Area and Japan. Aflibercept is a vascular endothelial growth factor inhibitor indicated for the treatment of patients with Neovascular (Wet) Age-Related Macular Degeneration, Macular Edema following Retinal Vein Occlusion, Diabetic Macular Edema and Diabetic Retinopathy. We have also enrolled the first patients in a pivotal clinical study of AVT29 (a proposed biosimilar to Eylea HD (aflibercept 8 mg) and anticipate making regulatory submissions in 2026.

AVT03, our biosimilar to Prolia and Xgeva, both of which contain denosumab, has been approved in the United Kingdom, the European Economic Area and Japan. Denosumab is a RANK ligand inhibitor. Prolia refers to the originator in a pre-filled syringe and Xgeva refers to the originator in a single-dose vial presentation. Prolia is indicated for the treatment of postmenopausal women and men with osteoporosis at a high risk for fracture, glucocorticoid-induced osteoporosis in men and women at high risk for fracture, and to increase bone mass in men and women at high risk for fracture receiving therapy for cancer while Xgeva is indicated for the prevention of skeletal-related events in patients with multiple myeloma and in patients with bone metastases from solid tumors, treatment of hypercalcemia of malignancy refractory to bisphosphonate therapy as well as for the treatment of adults and skeletally mature adolescents with giant cell tumor of bone.

Market Opportunities

We have built what we believe to be one of the most valuable biosimilars development pipelines in the industry, comprising more than 30 biosimilar candidates spanning major therapeutic areas, including immunology, oncology, ophthalmology, bone disease, respiratory and hematology, with seven disclosed candidates in early phase development, more than 20 undisclosed programs in early phase development, and late-stage candidate approvals expected through 2026 to 2029.

We believe our pipeline of more than 30 biosimilar candidates addresses a total addressable market of over $185 billion, based on the combined estimated peak global sales of the relevant originator reference products. The long-term market opportunity for biosimilars is underpinned by several structural tailwinds. According to a survey conducted by the IQVIA Institute in February 2025, 118 biologics are expected to lose patent protection by 2034, and approximately 60% of phase 2 and phase 3 assets are potential biologic medicines. Biologics represent an increasing share of the global pharmaceutical market, growing at a 14% CAGR compared to 5% for non-biologics, with their share of the worldwide market rising from 34% in 2021 to 42% in 2025 as the overall market grew from approximately $1.3 trillion to $1.8 trillion. Within the biosimilars segment specifically, complex biosimilar units are growing at 17%, driven primarily by immunology (53% of units in 2025) and oncology (28%). Geographically, the European Union currently leads the global biosimilar market in adoption, accounting for 47% of complex biosimilar units compared to 37% for the United States. At the same time, the United States and European Union together account for approximately 85% of the global biologics market, comprising both originator biologics and biosimilars, representing a combined $740 billion market, with the U.S. comprising 65% and the EU 21%.

Within our pipeline, we believe individual biosimilar candidates target some of the most valuable biologic markets globally, with notable addressable markets including approximately $36 billion for AVT32 (a proposed biosimilar to Keytruda® (pembrolizumab)), $6.7 billion for AVT16/AVT80 (a proposed biosimilar to Entyvio® (vedolizumab)), and $3.5 billion for AVT29 (a proposed biosimilar to Eylea HD® (aflibercept 8 mg)), in each case based on the estimated peak global sales of the relevant originator reference product.

Recent Developments

FUJIFILM Biotechnologies

In May 2026, we announced a strategic manufacturing agreement with FUJIFILM Biotechnologies covering multiple products in our portfolio.

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Clinical Update

In the fourth quarter of 2025, we and our partner received Complete Response Letters (“CRLs”) from the U.S. Food and Drug Administration (“FDA”) regarding our Biologics License Applications (“BLAs” ) for AVT05, AVT06, and AVT03. The CRLs all stated that the FDA had identified deficiencies related to our Reykjavik manufacturing facility following the FDA’s pre-license inspection in July 2025, which must be satisfactorily resolved before these BLAs may be approved. On May 11, 2026, we announced that the FDA completed a routine cGMP surveillance inspection of our manufacturing facility in Reykjavik, Iceland. At the conclusion of the inspection on May 8, 2026, the FDA issued a Form 483.

Under a partnership with Teva Pharmaceutical Industries Ltd. (“Teva”), we are responsible for the development and manufacturing of AVT05 and AVT06, while Teva is responsible for commercialization. On June 4, 2026, we announced the resubmission to the FDA of BLAs for AVT05 and AVT06. AVT03 is partnered with Dr. Reddy’s Laboratories Ltd., which, as applicant, was responsible for the U.S. regulatory submission.

The resubmissions follow the submission of our response to the FDA’s Post-Application Action Letter (PAAL) related to our Reykjavik manufacturing facility. In addition, we have submitted responses to observations from a routine cGMP surveillance FDA inspection at the facility, completed in May 2026, and have continued to strengthen our quality systems and manufacturing operations as part of our ongoing enhancement program.

We expect the FDA to conduct a six-month review of the resubmitted applications, consistent with the applicable regulatory timelines.

Further, on June 8, 2026, we announced that our BLA for AVT16 has been accepted for review by the FDA. Under a partnership with Teva, we are responsible for development and manufacturing of AVT16, while Teva is responsible for commercialization. We expect a review period of up to 12 months from the date of submission of the BLA. Previously, the European Medicines Agency (EMA) validated our Marketing Authorization Application for AVT16/AVT80 in the European Economic Area.

Suspension of At-the-Market Program

On June 15, 2026, we notified Jefferies LLC that we were suspending our use of and terminating the prospectus supplement (the “ATM Prospectus Supplement”), related to the potential issuance from time to time of our ordinary shares pursuant to the Open Market Sale AgreementSM, dated June 14, 2024, by and between us and Jefferies LLC (the “Sales Agreement”). We will not make any sales of our securities pursuant to the Sales Agreement unless and until a new prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus Supplement, the Sales Agreement remains in full force and effect.

Concurrent Private Placement

On June 16, 2026, we entered into agreements with certain investors in the European Economic Area pursuant to which the investors have agreed to subscribe to an aggregate of 17,826,666 of our ordinary shares in the concurrent private placement, at the public offering price of our ordinary shares in the public offering, for gross proceeds to us of approximately $66.85 million. The shares will be offered solely to professional clients or eligible counterparties falling within article 1(4) of Regulation (EU) 2017/1129. Consummation of the concurrent private placement is conditioned on the closing of this offering and the satisfaction of certain other customary conditions, and is expected to occur within seven business days following the closing of this offering. The consummation of this offering is not contingent on the consummation of the concurrent private placement.

Pursuant to one of the agreements, we have granted registration rights to one investor in the concurrent private placement (the “Registration Rights Investor”). Specifically, the Registration Rights Investor may, at any time and from time to time, make a written demand for registration under the Securities Act of all or any portion of its subscription shares on any available form of registration statement (a “Demand Registration”), including by way of an underwritten offering with underwriters selected by the Registration Rights Investor and reasonably acceptable to us. We are obligated, using our reasonable best efforts and as expeditiously as possible after receipt of such demand, to prepare and file with the SEC a registration statement covering the resale of the shares and to keep such registration statement effective until all such shares have been disposed of or withdrawn. We are not obligated to effect more than two (2) Demand Registrations in total. We have the right to defer any Demand Registration for up to 60 days in total, or 30 consecutive days, in any 12-month period if our Board of Directors determines in good faith that effecting the registration at that time would be materially detrimental to us and our shareholders. All costs and expenses incurred in connection with a Demand Registration are to be borne by us. We have also agreed to provide certain customary indemnifications to the Registration Rights Investor.

See “Concurrent Private Placement” for more information regarding the concurrent private placement and these rights.

Corporate Information

Alvotech is a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg on August 23, 2021, having its registered office at 9, Rue de Bitbourg L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Company Register (Registre de Commerce et

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des Sociétés, Luxembourg) under number B258884. Our agent for service of process in the United States is Alvotech USA Inc., 1602 Village Market Blvd., Suite 280, Leesburg, Virginia 20175.

 The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our principal website address is www.alvotech.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

Implications of Being a “Foreign Private Issuer”

We report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Effective March 18, 2026, directors and officers (excluding principal shareholders) of foreign private issuers became subject to Section 16(a) of the Exchange Act, requiring reporting of equity ownership and transactions of our securities on Forms 3, 4 and 5, which eliminated the prior blanket exemption for such persons. However, pursuant to an order issued on March 5, 2026 by the SEC, directors and officers of certain foreign private issuers, including those subject to substantially comparable home jurisdiction reporting requirements, are exempt from Section 16(a) reporting. We qualify for this exemption, and therefore our directors and officers are not required to comply with Section 16(a) reporting obligations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these reporting exemptions until such time that more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus supplement and the documents incorporated in this prospectus supplement. Accordingly, the information contained in this prospectus supplement may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, we are permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq, or Nasdaq Listing Rules. Please see the section entitled “Item 16.G. Corporate Governance” incorporated by reference from our Annual Report for the year ended December 31, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC.

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THE OFFERING

Ordinary shares offered by us	22,666,667 ordinary shares

Option to purchase additional ordinary shares	The underwriters have a 30-day option to purchase up to 3,400,000 additional ordinary shares at the public offering price, less underwriting discounts and commissions.

Offering price	The offering price is $3.75 per ordinary share.

Concurrent private placement	On June 16, 2026, we entered into agreements with certain investors in the European Economic Area pursuant to which the investors have agreed to subscribe to an aggregate of 17,826,666 of our ordinary shares in the concurrent private placement, at the public offering price of our ordinary shares in this offering, for gross proceeds to us of approximately $66.85 million. The shares will be offered solely to professional clients or eligible counterparties falling within article 1(4) of Regulation (EU) 2017/1129. Consummation of the concurrent private placement is conditioned on the closing of this offering and the satisfaction of certain other customary conditions, and is expected to occur within seven business days following the closing of this offering. The consummation of this offering is not contingent on the consummation of the concurrent private placement.

Ordinary shares to be outstanding after the offering and the concurrent private placement	334,819,831 ordinary shares, or 338,219,831 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $79.21 million (or approximately $91.20 million if the underwriters’ option to purchase additional shares is exercised in full) from the issuance of our ordinary shares in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We estimate we will receive up to an additional approximately $64.51 million in net proceeds from the sale of our ordinary shares in the concurrent private placement.

We currently intend to use the net proceeds from this offering and the concurrent private placement to fund the continued development of our biosimilar assets, as well as working capital and general corporate purposes, which may include, among others, intellectual property protection and enforcement, commercial expenditures, capital expenditures, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development, pre-commercialization activities and repayment or refinancing of indebtedness or other corporate borrowings. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors	Investing in our securities involves significant risks. See the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading markets	Our ordinary shares are traded on Nasdaq and Nasdaq Iceland Main Market under the symbol “ALVO.”
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The number of ordinary shares outstanding after this offering and the concurrent private placement is based on 312,153,164 shares outstanding as of March 31, 2026 and excludes:

•	9,943,434 outstanding warrants to purchase ordinary shares at an exercise price of $11.50 per share as of March 31, 2026;

•	4,308,239 ordinary shares issuable upon vesting of restricted stock units granted to certain employees, executive officers and directors under the Alvotech Management Incentive Plan as of March 31, 2026;

•	265,241 ordinary shares issuable upon exercise of outstanding stock options granted to certain employees, executive officers and directors underthe Alvotech Management Incentive Plan as of March 31, 2026;

•	7,561,141 ordinary shares reserved for future issuance under the Alvotech Management Incentive Plan as of March 31, 2026;

•	19,165,000 ordinary shares issuable upon vesting of certain earn-out shares as of March 31, 2026; and

•	ordinary shares issuable upon conversion of the 6.875% senior unsecured convertible bonds due December 22, 2030, with an initial conversion price of $5.9224 per share, under which $69.9 million aggregate principal amount was outstanding as of March 31, 2026.

Except as otherwise noted, the information in this prospectus supplement assumes:

•	no exercise of warrants or vesting of equity awards subsequent to March 31, 2026; and

•	no exercise of the underwriters’ option to purchase up to an additional 3,400,000 ordinary shares.
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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described below as well as those discussed under the section captioned “Item 3. Key Information—D. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition.

Risks Related to this Offering and the Concurrent Private Placement

If you purchase ordinary shares in this offering, you will experience substantial and immediate dilution.

The price of our ordinary shares in this offering may be substantially higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase ordinary shares stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and the concurrent private placement. Based on an offering price of $3.75 per ordinary share, you will experience immediate dilution of $4.52 per ordinary share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the concurrent private placement and the offering price. To the extent outstanding options or warrants are exercised, you will incur further dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase ordinary shares in this offering.

You may experience future dilution as a result of future equity offerings, the exercise of warrants or vesting of equity awards.

We may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have issued warrants to purchase our ordinary shares and awarded equity awards under our Alvotech Management Incentive, which may result in the issuance of a substantial number of additional ordinary shares upon their exercise or vesting, which shares are eligible for, or may become eligible for, unrestricted resale. If the holders of outstanding warrants to acquire ordinary shares exercise those warrants at prices below the public offering price, you will incur further dilution.

We may issue additional securities convertible into or exchangeable for our ordinary shares in the future. Any sales of such shares in the public market or otherwise could reduce the prevailing market price of our ordinary shares, as well as make future sales of ordinary shares by us less attractive or not feasible, thus limiting our capital resources.

Future sales of ordinary shares by existing shareholders could depress the market price of the ordinary shares.

Our directors, officers and certain of our shareholders have agreed with the underwriters not sell, or indicate an intent to sell, substantial amounts of ordinary shares in the public market for a period of 90 days following the date of this offering, subject to specified exceptions. After the 90-day contractual lock-up and other legal restrictions on resale discussed in this prospectus supplement lapse, the trading price of our ordinary shares could decline significantly and could decline below the offering price upon sale of our shares by these holders. Upon completion of this offering,

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based on the number of ordinary shares outstanding as of March 31, 2026, we will have 334,819,831 outstanding ordinary shares, of which 202,503,688 will be subject to a contractual restriction on selling for up to 90 days, subject to customary exceptions. The underwriters may waive the lock-up agreements entered into in connection with this offering prior to the expiration thereof in their sole discretion. See “Underwriting.”

Our management and board of directors will have broad discretion in the use of the net proceeds we receive in this offering and the concurrent private placement and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering and the concurrent private placement, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated as of the date of this prospectus supplement. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares are listed on both the Nasdaq in the United States and Nasdaq Iceland Main Market in Iceland, and our SDRs are listed on the Nasdaq Stockholm Main Market in Sweden. The trading of ordinary shares and SDRs in these markets takes place in different currencies (U.S. dollars on Nasdaq, Icelandic Krona on Nasdaq Iceland Main Market, and Swedish Krona on Nasdaq Stockholm Main Market), at different times (resulting from different time zones, different trading days and different public holidays in the United States, Iceland, and Sweden) and with different settlement mechanics. The trading prices of ordinary shares and SDRs on these markets may differ due to these and other factors. Any decrease in the price of ordinary shares on Nasdaq Iceland Main Market could cause a decrease in the trading price of ordinary shares on Nasdaq, or the trading price of SDRs on Nasdaq Stockholm Main Market, and vice versa. Investors could seek to sell or buy ordinary shares or SDRs to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in both the trading prices on one exchange and ordinary shares or SDRs available for trading on the other exchange. Further, the triple listing of ordinary shares and SDRs may reduce the liquidity of these securities in one or both markets and may adversely affect the development of an active trading market for ordinary shares in the United States.

Regulators may challenge our critical accounting estimates which could lead to the need to change our accounting practices and restate our historical financial statements.

Our financial statements are prepared in accordance with IFRS Accounting Standards™ (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), which comprise all standards and interpretations approved by the IASB, and as adopted by the European Union. The preparation of IFRS-compliant financial statements requires the use of critical accounting judgments and material estimates to be made by us that involve a high degree of complexity and uncertainty. These estimates and judgments include, but are not limited to, the recognition of revenue, the valuations of derivative financial liabilities, the valuation of restricted share units, and the valuation of deferred tax assets.

Regulatory bodies, including the SEC and the Luxembourg Commission de Surveillance du Secteur Financier (the “CSSF”), regularly review companies’ annual reports and financial statements that are filed in their jurisdictions and, in doing so, will assess the accounting practices and estimates used by companies listed in the United States and European Union. These regulators have the authority to challenge our accounting estimates and judgments if they deem it appropriate to do so.

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If the competent regulators were to challenge our critical accounting estimates, it could lead to:

•	Changes in Accounting Practices: We may be required to adopt different accounting policies or practices, which could affect our reported financial results and may not be in line with our historical accounting practices.

•	Restatements of Financial Statements: Such challenges, if concluded to represent misstatements, could lead to restatements of our previously issued financial statements, which may have adverse effects on our financial condition, operating results, and stock price.

•	Increased Compliance Costs: Addressing regulatory challenges and implementing changes in accounting practices could lead to increased compliance costs and require additional resources, which could adversely affect our financial performance.

•	Reputational Damage: Regulatory scrutiny and the resulting changes in accounting practices could negatively impact our reputation and investor confidence, potentially affecting our market value and access to capital.

While we continuously review and update our accounting practices to ensure compliance with applicable regulations and accounting standards, there can be no assurance that we will not face regulatory challenges and that any changes in accounting estimates resulting will not have a material adverse effect on our financial condition and results of operations.

We may experience delays and difficulties with the closing of the concurrent private placement and no assurance can be given that closing will take place on the timeline currently anticipated.

The failure to close the concurrent private placement could adversely impact our future liquidity and our financial condition. On June 16, 2026, we entered into agreements with certain investors in the European Economic Area pursuant to which the investors have agreed to subscribe to an aggregate of 17,826,666 of our ordinary shares in the concurrent private placement, at the public offering price of our ordinary shares in the public offering, for gross proceeds to us of approximately $66.85 million. The closing of the concurrent private placement is subject to customary closing conditions, including the closing of this offering, and is expected to take place on within seven business days following the closing of this offering. We may experience delays and difficulties with the closing of the concurrent private placement, and no assurance can be given that closing will take place on the timeline currently anticipated. Some of the conditions to closing are outside of our control and it is possible that not all of the closing conditions to the concurrent private placement will be satisfied or that we will not receive the entire amount of expected proceeds on the timeline currently anticipated. The failure to close the concurrent private placement could adversely impact our future liquidity and our financial condition.

Risks Related to the Advancement and Approval of Our Product Candidates

We received Complete Response Letters from the FDA on our Biologics License Applications for AVT03, AVT05, and AVT06, and if our resubmission of our BLAs for AVT03, AVT05, and AVT06 is not approved in accordance with our expected timeframe, our business could be materially and adversely affected.

In January 2025, the FDA accepted our BLA for AVT05 as a proposed biosimilar to Simponi / Simponi Aria (golimumab) for the treatment of patients with inflammatory conditions, including rheumatoid arthritis, psoriatic arthritis, ankylosing spondylitis, and ulcerative colitis.

In February 2025, the FDA accepted our BLA for AVT06 as a proposed biosimilar to Eylea (aflibercept) for the treatment of patients with neovascular (wet) age related macular degeneration (AMD), macular edema, and diabetic retinopathy.

In March 2025, the FDA accepted our partner’s BLA for AVT03 as a proposed biosimilar to Prolia (denosumab) for the treatment of osteoporosis in women after menopause who are at high risk for bone fracture and Xgeva (denosumab) a prescription biologic medicine used to prevent fracture, spinal cord compression, or the need for radiation or surgery to bone in patients with multiple myeloma and in patients with bone metastases from solid tumors.

In the fourth quarter of 2025, we and our partner received CRLs from the FDA regarding, respectively, the BLAs for AVT05, AVT06, and AVT03. The CRLs all stated that the FDA had identified deficiencies related to our

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Reykjavik manufacturing facility following the FDA’s pre license inspection in July 2025, which must be satisfactorily resolved before these BLAs may be approved. The FDA did not identify any other deficiencies with the applications.

On June 4, 2026, we announced that we had resubmitted our BLAs for AVT05 and AVT06. Prior to approval of such BLAs, the FDA may decide to re-inspect our Reykjavik manufacturing facility. If the FDA re-inspects our facility and does not agree with our assessment that the previously identified deficiencies have been adequately resolved, or were to identify additional deficiencies, the approval of AVT05 and AVT06 in the United Sates may be further delayed, which could have a material adverse effect on our business, financial condition, and results of operations and may cause the market price of our securities to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “would,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “project,” “predict,” “objective,” “should,” “continue,” “ongoing,” “target,” “possible,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	development and projections relating to our competitors and industry, including the estimated growth of the industry;

•	the timing of, and our ability to obtain and maintain regulatory approval for our product candidates of the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency, the Medicines and Healthcare products Regulatory Agency, European Commission and comparable national or regional authorities;

•	the timing of the announcement of clinical study results, the commencement of patient studies, regulatory applications, approvals and market launches;

•	our expectations regarding regulatory review and interactions, including the timing and results of the facility inspection by the FDA or other foreign regulatory authorities;

•	the timing of our ability to address the deficiencies identified in the Complete Response Letters (“CRLs”) on our Biologics License Applications for AVT03, AVT05, and AVT06 we received from the FDA;

•	the commercialization of our products and product candidates, if approved for commercial use;

•	our financial performance;

•	the implementation of our business model and changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our strategic advantages and the impact those advantages will have on future financial and operational results;

•	our expansion plans and opportunities;

•	our ability to grow our business in a cost-effective manner;

•	the implementation, market acceptance and success of our business model;

•	developments and projections relating to our competitors and industry, including the estimated growth of the industry;

•	our approach and goals with respect to technology;
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•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	changes in applicable laws or regulations;

•	our expectations with respect to ongoing and potential litigation and regulatory proceedings;

•	our ability to maintain the listing of our ordinary shares, with a nominal value of $0.01 per share, or warrants on Nasdaq, Nasdaq Iceland Main Market and our SDRs on the Nasdaq Stockholm Market;

•	our ability to comply with all applicable laws and regulations;

•	our ability to successfully launch our products in certain markets after obtaining regulatory approval for such market;

•	our estimates of expenses and profitability;

•	our ability to raise additional adequate funds through equity or debt financing;

•	our ability to identify and successfully develop new product candidates;

•	our relationship with third party providers for clinical and non-clinical studies, supplies, and manufacturing of our products;

•	our ability to manage our manufacturing risks;

•	the impact of worsening or unpredictable macroeconomic conditions, including rising inflation, interest rates and cost of energy, and general market conditions, global geopolitical tension, including regions affected by Russia’s invasion of Ukraine and conflicts in the Middle East, or public health emergencies, on the business, financial position, strategy and anticipated milestones;

•	our relationship with third-party partners for the commercialization of our product candidates;

•	our ability to attract and hire qualified personnel.

•	the closing of the concurrent private placement;

•	the use of proceeds from this offering and the concurrent private placement; and

•	other risks and uncertainties, including those listed in this prospectus supplement in the section entitled “Risk Factors.”

You should refer to the section entitled “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable and we are responsible for the accuracy of the information, such information is inherently imprecise.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the offering of approximately $79.21 million, based on the public offering price of $3.75 per ordinary share, or up to approximately $91.20 million if the underwriters exercise in full their option to purchase up to an additional 3,400,000 ordinary shares, after deducting underwriting commissions and estimated offering expenses payable by us. We estimate we will receive an additional approximately $64.51 million in net proceeds from the issuance of our ordinary shares in the concurrent private placement after deducting estimated private placement expenses payable by us.

We currently intend to use the net proceeds from this offering and the concurrent private placement to fund the continued development of our biosimilar assets, as well as working capital and general corporate purposes, which may include, among others, intellectual property protection and enforcement, commercial expenditures, capital expenditures, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development, pre-commercialization activities and repayment or refinancing of indebtedness or other corporate borrowings. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering.

Our expected use of net proceeds to us from this offering and the concurrent private placement represents our current intentions based upon our present plans and business condition. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical trials or clinical trials we may commence in the future and the timing of regulatory submissions.

Pending our use of the net proceeds from the offering and the concurrent private placement, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

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DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares.

From our annual net profits, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of our share capital. The legal reserve is not available for distribution.

We do not anticipate paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business and product candidates.

In accordance with the Luxembourg law of August 10, 1915, on commercial companies, as amended (“Luxembourg Company Law”), the general meeting of shareholders, by a simple majority vote and based on the recommendation of our board of directors, shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each ordinary share entitling to the same proportion in such distributions.

Our Board of Directors may resolve that we pay out an interim dividend to our shareholders, subject to the conditions of article 461-3 of the Luxembourg Company Law and Alvotech’s amended and restated articles of association. Our Board of Directors shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Luxembourg Company Law and our articles of association.

Distributions may be lawfully declared and paid only if our net profits and/or distributable reserves are sufficient under Luxembourg Company Law.

Thus, in case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to our accounts. However, we do not anticipate paying cash dividends on our ordinary shares in the foreseeable future.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

•	on an actual basis;

•	on an as adjusted basis, giving effect to (1) the issuance and sale of 22,666,667 ordinary shares in this offering, at the public offering price of $3.75 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and (2) our issuance and sale of 17,826,666 ordinary shares in the concurrent private placement at the public offering price per ordinary share, and after application of the net proceeds as set forth under “Use of Proceeds.”

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

	As of March 31, 2026
(in USD thousands)	Actual	As Adjusted
Cash and cash equivalents	63,832	207,549
Borrowings
Senior Secured First Lien Term Loan Facility	1,031,822	1,031,822
2025 Convertible Bonds	69,938	69,938
Senior Term Loan Facility	97,117	97,117
Other borrowings	110,754	110,754
Total Borrowings	1,309,631	1,309,631
Including: current maturities of borrowings	42,514	42,514
Equity
Share capital	2,930	3,335
Share premium	2,106,919	2,250,231
Other reserve	16,198	16,198
Translation reserve	401	401
Accumulated deficit	(2,408,760)	(2,408,760)
Total Equity	(282,312)	(138,595)
Total Capitalization	1,027,319	1,171,036

The number of ordinary shares outstanding as of March 31, 2026 was 312,153,164, which excludes:

•	9,943,434 outstanding warrants to purchase ordinary shares at an exercise price of $11.50 per share as of March 31, 2026;

•	4,308,239 ordinary shares issuable upon vesting of restricted stock units granted to certain employees, executive officers and directors under the Alvotech Management Incentive Plan as of March 31, 2026;

•	265,241 ordinary shares issuable upon exercise of outstanding stock options granted to certain employees, executive officers and directors underthe Alvotech Management Incentive Plan as of March 31, 2026;

•	7,561,141 ordinary shares reserved for future issuance under the Alvotech Management Incentive Plan as of March 31, 2026;

•	19,165,000 ordinary shares issuable upon vesting of certain earn-out shares as of March 31, 2026; and

•	ordinary shares issuable upon conversion of the 6.875% senior unsecured convertible bonds due December 22, 2030, with an initial conversion price of $5.9224 per share, under which $69.9 million aggregate principal amount was outstanding as of March 31, 2026.
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DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ordinary share after this offering and the concurrent private placement. Net tangible book value per ordinary share is calculated by subtracting our total liabilities from our total tangible assets and dividing this amount by the number of ordinary shares outstanding.

Our net tangible book value as of March 31, 2026 was $(414.4) million, or $(1.33) per ordinary share.

After giving further effect to our sale of 22,666,667 ordinary shares in this offering at the public offering price of $3.75 per ordinary share and our issuance and sale of 17,826,666 ordinary shares in the concurrent private placement at the public offering price per ordinary share, and after deducting underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at March 31, 2026 would have been $(270.7) million, or $(0.77) per ordinary share. This represents an immediate increase in as adjusted net tangible book value of $0.56 per ordinary share to existing shareholders and an immediate dilution in as adjusted net tangible book value of $4.52 per ordinary share to new investors.

The following table illustrates this calculation on a per ordinary share basis:

	Per Ordinary Share
Public offering price		$3.75
Historical net tangible book value per ordinary share as of March 31, 2026	$(1.33)
Increase per ordinary share attributable to concurrent private placement	0.27
Increase in net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	0.33
As adjusted net tangible book value per ordinary share after giving effect to this offering and the concurrent private placement		(0.77)
Dilution per ordinary share to new investors participating in the offering		$4.52

If the underwriters exercise in full their option to purchase 3,400,000 additional shares, our as adjusted net tangible book value per share after this offering and the concurrent private placement would be $(258.7), representing an immediate increase in net tangible book value per share of $0.60 to existing stockholders and immediate dilution in net tangible book value per share of $4.48 to new investors purchasing ordinary shares in this offering at the offering price of $3.75 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 312,153,164 ordinary shares outstanding as of March 31, 2026 and does not include:

•	9,943,434 outstanding warrants to purchase ordinary shares at an exercise price of $11.50 per share as of March 31, 2026;

•	4,308,239 ordinary shares issuable upon vesting of restricted stock units granted to certain employees, executive officers and directors under the Alvotech Management Incentive Plan as of March 31, 2026;

•	265,241 ordinary shares issuable upon exercise of outstanding stock options granted to certain employees, executive officers and directors underthe Alvotech Management Incentive Plan as of March 31, 2026;

•	7,561,141 ordinary shares reserved for future issuance under the Alvotech Management Incentive Plan as of March 31, 2026;

•	19,165,000 ordinary shares issuable upon vesting of certain earn-out shares as of March 31, 2026; and

•	ordinary shares issuable upon conversion of the 6.875% senior unsecured convertible bonds due December 22, 2030, with an initial conversion price of $5.9224 per share, under which $69.9 million aggregate principal amount was outstanding as of March 31, 2026.
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MATERIAL LUXEMBOURG INCOME TAX CONSIDERATIONS

The following information is of a general nature only and is based on the laws in force in Luxembourg as of the date of this prospectus supplement and is subject to any change in law that may take effect after such date. It does not purport to be a comprehensive description of all tax considerations that might be relevant to an investment decision. It is not intended to be, nor should it be construed to be, legal or tax advice. It is a description of the essential material Luxembourg tax consequences with respect to the listing and may not include tax considerations that arise from rules of general application or that are generally assumed to be known to investors. Prospective holders of ordinary shares should consult their professional advisors with respect to particular circumstances, the effects of state, local or foreign laws to which they may be subject, and as to their tax position.

Please be aware that the residence concept used under the respective headings applies for Luxembourg income tax assessment purposes only. Any reference in this section to a tax, duty, levy impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. In addition, please note that a reference to Luxembourg income tax generally encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu). Corporate holders of ordinary shares may further be subject to net worth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax, the solidarity surcharge and net worth tax invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Corporate taxpayers may further be subject to a top-up tax arising under any legislation implementing OECD (2021), Tax Challenges Arising from Digitalisation of the Economy – Global Anti-Base Erosion Model Rules (Pillar 2): Inclusive Framework on BEPS, OECD/G20 Base Erosion and Profit Shifting Project, OECD Publishing, Paris, Council Directive (EU) 2022/2523 of December 14, 2022, on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the Union, the Luxembourg law of December 22, 2023 (the “Pillar 2 Law”), or similar rules. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Taxation of Alvotech

Income Tax

 From a Luxembourg tax perspective, Luxembourg companies are considered as being resident in Luxembourg provided that they have either their registered office or their central administration in Luxembourg.

Alvotech is a fully taxable Luxembourg company. The net taxable profit of Alvotech is subject to corporate income tax (“CIT”) and municipal business tax (“MBT”) at ordinary rates in Luxembourg.

The maximum aggregate CIT and MBT rate amounts to 23.87% (including the solidarity surcharge for the employment fund) for companies located in the municipality of Luxembourg-city. Liability to such corporation taxes extends to Alvotech’s worldwide income (including capital gains), subject to the provisions of any relevant double taxation treaty. The taxable income of Alvotech is computed by application of all rules of the Luxembourg income tax law of December 4, 1967, as amended (loi concernant l’impôt sur le revenu), as commented and currently applied by the Luxembourg tax authorities (“LIR”). The taxable profit as determined for CIT purposes is applicable, with minor adjustments, for MBT purposes. Under the LIR, all income of Alvotech will be taxable in the fiscal period to which it economically relates and all deductible expenses of Alvotech will be deductible in the fiscal period to which they economically relate. Under certain conditions, dividends received by Alvotech from qualifying participations and capital gains realized by Alvotech on the sale of such participations, may be exempt from Luxembourg corporation taxes under the Luxembourg participation exemption regime. A tax credit is generally granted for withholding taxes levied at source within the limit of the tax payable in Luxembourg on such income, whereby any excess withholding tax is not refundable (but may be deductible under certain conditions).

 Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from shares may be exempt from income taxes if (i) the distributing company is a qualified subsidiary (“Qualified Subsidiary”) and (ii) at the time the dividend is put at Alvotech’s disposal, the latter holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing either (a) a direct participation of at least 10% in the

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share capital of the Qualified Subsidiary or (b) a direct participation in the Qualified Subsidiary of an acquisition price of at least €1.2 million (“Qualified Shareholding”). A Qualified Subsidiary means notably (a) a company covered by Article 2 of the Council Directive 2011/96/EU dated November 30, 2011 (the “Parent-Subsidiary Directive”) or (b) a non-resident capital company (société de capitaux) liable to a tax corresponding to Luxembourg CIT. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions.

If the conditions of the participation exemption regime are not met, dividends derived by Alvotech from the Qualified Subsidiary may be exempt for 50% of their gross amount.

Capital gains realized by Alvotech on shares are subject to CIT and MBT at ordinary rates, unless the conditions of the participation exemption regime, as described below, are satisfied. Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on shares may be exempt from income taxes at the level of Alvotech (subject to the recapture rules) if at the time the capital gain is realized, Alvotech holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing a direct participation in the share capital of the Qualified Subsidiary (i) of at least 10% or of (ii) an acquisition price of at least €6 million. Taxable gains are determined as being the difference between the price for which shares have been disposed of and the lower of their cost or book value.

For the purposes of the participation exemption regime, shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Net Worth Tax

Alvotech is as a rule subject to Luxembourg net worth tax (“NWT”) on its net assets as determined for net worth tax purposes. NWT is levied at the rate of 0.5% on net assets not exceeding €500 million and at the rate of 0.05% on the portion of the net assets exceeding €500 million. Net worth is referred to as the unitary value (valeur unitaire), as determined on January 1 of each year. The unitary value is in principle calculated as the difference between (i) assets estimated at their fair market value (valeur estimée de réalisation), and (ii) liabilities.

Under the participation exemption regime, a Qualified Shareholding held by Alvotech in a Qualified Subsidiary is exempt for net worth tax purposes.

As from January 1, 2016, a minimum net worth tax (“MNWT”) is levied on companies having their statutory seat or central administration in Luxembourg. The MNWT is determined solely on the basis of the companies’ total balance sheet and amounts to €535 for a balance sheet of up to €350,000, €1,605 for a balance sheet exceeding €350,000 and up to €2,000,000, and €4,815 for a balance sheet exceeding €2,000,000.

Other Taxes

The incorporation of Alvotech through a contribution in cash to its share capital as well as further share capital increase or other amendment to the articles of incorporation of Alvotech are subject to a fixed registration duty of €75.

Alvotech may be subject to a top-up tax in Luxembourg if it falls within the scope of the Pillar 2 Law.

Withholding Taxes

 Dividends paid by Alvotech to holders of ordinary shares are generally subject to a 15% withholding tax in Luxembourg, unless a reduced treaty rate or the participation exemption applies. Under certain conditions, a corresponding tax credit may be granted to the holders of ordinary shares. Responsibility for the withholding of the tax is assumed by Alvotech.

A withholding tax exemption applies under the participation exemption regime (subject to the relevant anti-abuse rules), if cumulatively (i) the holder of ordinary shares is an eligible parent (“Eligible Parent”) and (ii) at the time the income is made available, the Eligible Parent holds or commits itself to hold for an uninterrupted period of at least 12 months a Qualified Shareholding in Alvotech. Holding a participation through a tax transparent entity is deemed to be

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a direct participation in the proportion of the net assets held in this entity. An Eligible Parent includes notably (a) a company covered by Article 2 of the Parent-Subsidiary Directive or a Luxembourg permanent establishment thereof, (b) a company resident in a State having a double tax treaty with Luxembourg and liable to a tax corresponding to Luxembourg CIT or a Luxembourg permanent establishment thereof, (c) a capital company (société de capitaux) or a cooperative company (société coopérative) resident in a member state of the EEA other than an EU member state and liable to a tax corresponding to Luxembourg CIT or a Luxembourg permanent establishment thereof or (d) a Swiss capital company (société de capitaux) which is subject to CIT in Switzerland without benefiting from an exemption.

No withholding tax is levied on capital gains and liquidation proceeds.

Taxation of the Holders of Ordinary Shares

Tax Residency

A holder of ordinary shares will not become resident, nor be deemed to be resident, in Luxembourg solely by virtue of holding and/or disposing of ordinary shares or the execution, performance, delivery and/or enforcement of his or her rights thereunder.

Income Tax

For the purposes of this section, a “disposal” may include a sale, an exchange, a contribution, a redemption and any other kind of alienation of ordinary shares.

Luxembourg Residents

Luxembourg Resident Individuals

Dividends and other payments derived from the ordinary shares held by resident individual holders, who act in the course of the management of either their private wealth or their professional/business activity, are subject to income tax at the ordinary progressive rates. Under current Luxembourg tax laws, 50% of the gross amount of dividends received by resident individuals from Alvotech may however be exempt from income tax.

Capital gains realized on the disposal of the ordinary shares by resident individual shareholders, who act in the course of the management of their private wealth, are not subject to income tax, unless said capital gains qualify either as speculative gains or as gains on a substantial participation. Capital gains are deemed to be speculative if the ordinary shares are disposed of within six months after their acquisition or if their disposal precedes their acquisition. Speculative gains are subject to income tax as miscellaneous income at ordinary rates. A participation is deemed to be substantial where a resident individual shareholder holds or has held, either alone or together with his/her spouse or partner and/or minor children, directly or indirectly at any time within the five years preceding the disposal, more than 10% of the share capital of the company whose shares are being disposed of (the “Substantial Participation”). A holder of ordinary shares is also deemed to alienate a Substantial Participation if he acquired free of charge, within the five years preceding the transfer, a participation that was constituting a Substantial Participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same five-year period). Capital gains realized on a Substantial Participation more than six months after the acquisition thereof are taxed according to the half-global rate method (i.e., the average rate applicable to the total income is calculated according to progressive income tax rates and half of the average rate is applied to the capital gains realized on the Substantial Participation).

Capital gains realized on the disposal of the ordinary shares by resident individual holders, who act in the course of their professional/business activity, are subject to income tax at ordinary rates. Taxable gains are determined as being the difference between the price for which the ordinary shares have been disposed of and the lower of their cost or book value.

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Luxembourg Resident Companies

Dividends and other payments derived from the ordinary shares held by Luxembourg resident fully taxable companies are subject to income taxes, unless the conditions of the participation exemption regime, as described below, are satisfied. A tax credit is generally granted for withholding taxes levied at source within the limit of the tax payable in Luxembourg on such income, whereby any excess withholding tax is not refundable (but may be deductible under certain conditions). If the conditions of the participation exemption regime are not met, 50% of the dividends distributed by Alvotech to a Luxembourg fully taxable resident company are nevertheless exempt from income taxes.

Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from the ordinary shares may be exempt from CIT and MBT at the level of the holder if (i) the holder is an Eligible Parent and (ii) at the time the dividend is put at the holder’s disposal, the latter holds or commits itself to hold for an uninterrupted period of at least 12 months a shareholding representing a direct participation of at least 10% in the share capital of Alvotech or a direct participation in Alvotech of an acquisition price of at least €1.2 million. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions. Capital gains realized by a Luxembourg fully-taxable resident company on the disposal of the ordinary shares are subject to income taxes at ordinary rates, unless the conditions of the participation exemption regime, as described below, are satisfied.

Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on the ordinary shares may be exempt from CIT and MBT (save for the recapture rules) at the level of the holder if cumulatively (i) the holder is a Eligible Parent and (ii) at the time the capital gain is realized, the holder holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing either (a) a direct participation of at least 10% in the share capital of Alvotech or (b) a direct participation in Alvotech of an acquisition price of at least €6 million. Taxable gains are determined as being the difference between the price for which the ordinary shares have been disposed of and the lower of their cost or book value. Under Luxembourg tax law it is debatable to what extent the warrants are eligible for the participation exemption regime although certain case law supports such argumentation in certain circumstances.

For the purposes of the participation exemption regime, ordinary shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Luxembourg Resident Companies Benefiting from a Special Tax Regime

A holder of ordinary shares who is a Luxembourg resident company benefiting from a special tax regime, such as (i) a specialized investment fund governed by the amended law of February 13, 2007, (ii) a family wealth management company governed by the amended law of May 11, 2007 (iii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (iv) a reserved alternative investment fund treated as a specialized investment fund for Luxembourg tax purposes and governed by the amended law of July 23, 2016 is exempt from income taxes in Luxembourg and profits derived from the shares are thus not subject to income tax in Luxembourg.

Luxembourg Non-Residents

Non-resident holders of ordinary shares, who have neither a permanent establishment nor a permanent representative in Luxembourg to which or whom the ordinary shares are attributable, are not liable to any Luxembourg income taxes, whether they receive payments of dividends or realize capital gains on the disposal of the ordinary shares, except with respect to capital gains realized on a substantial participation before the acquisition or within the first six months of the acquisition thereof or where the non-resident holder has been a former Luxembourg resident for more than 15 years and has become a non-resident, at the time of transfer, less than five years ago, that are subject to income tax in Luxembourg at ordinary rates (subject to the provisions of any relevant double tax treaty) and except for the withholding tax mentioned above.

Non-resident holders of ordinary shares having a permanent establishment or a permanent representative in Luxembourg to which or whom the ordinary shares are attributable, must include any income received, as well as any gain realized on the disposal of the ordinary shares, in their taxable income for Luxembourg tax assessment purposes, unless the conditions of the participation exemption regime, as described below, are satisfied. If the conditions of the participation exemption regime are not fulfilled, 50% of the gross amount of dividends received by a Luxembourg

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permanent establishment or permanent representative are however exempt from income taxes. Taxable gains are determined as being the difference between the price for which the ordinary shares have been disposed of and the lower of their cost or book value.

Under the participation exemption regime (subject to the relevant anti-abuse rules), dividends derived from the ordinary shares may be exempt from income taxes if cumulatively (i) the ordinary shares are attributable to a qualified permanent establishment (“Qualified Permanent Establishment”) and (ii) at the time the dividend is put at the disposal of the Qualified Permanent Establishment, it holds or commits itself to hold a Qualified Shareholding in Alvotech. A Qualified Permanent Establishment means (a) a Luxembourg permanent establishment of a company covered by Article 2 of the Parent-Subsidiary Directive, (b) a Luxembourg permanent establishment of a capital company (société de capitaux) resident in a State having a double tax treaty with Luxembourg and (c) a Luxembourg permanent establishment of a capital company (société de capitaux) or a cooperative company (société coopérative) resident in a member state of the EEA other than an EU member state. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions. ordinary shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Under the participation exemption regime (subject to the relevant anti-abuse rules), capital gains realized on the ordinary shares may be exempt from income taxes (save for the recapture rules) if cumulatively (i) the ordinary shares are attributable to a Qualified Permanent Establishment and (ii) at the time the capital gain is realized, the Qualified Permanent Establishment holds or commits itself to hold for an uninterrupted period of at least 12 months shares representing either (a) a direct participation in the share capital of Alvotech of at least 10% or (b) a direct participation in of an acquisition price of at least €6 million.

Net Worth Tax

A Luxembourg resident as well as a non-resident who has a permanent establishment or a permanent representative in Luxembourg to which the ordinary shares are attributable, are subject to Luxembourg NWT (subject to the application of the participation exemption regime) on such ordinary shares, except if the holder of ordinary shares is (i) a resident or non-resident individual taxpayer, (ii) a securitization company governed by the amended law of March 22, 2004 on securitization, (iii) a company governed by the amended law of June 15, 2004 on venture capital vehicles, (iv) a professional pension institution governed by the amended law of July 13, 2005, (v) a specialized investment fund governed by the amended law of February 13, 2007, (vi) a family wealth management company governed by the law of May 11, 2007, (vii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (viii) a reserved alternative investment fund governed by the amended law of July 23, 2016.

However, (i) a securitization company governed by the amended law of March 22, 2004 on securitization, (ii) a tax-opaque company governed by the amended law of June 15, 2004 on venture capital vehicles (iii) a professional pension institution governed by the amended law dated July 13, 2005 and (iv) a tax-opaque reserved alternative investment fund treated as a venture capital vehicle for Luxembourg tax purposes and governed by the amended law of July 23, 2016 remain subject to the MNWT.

Other Taxes

Under current Luxembourg tax laws, no registration tax or similar tax is in principle payable by the holder of ordinary shares upon the acquisition, holding or disposal of the ordinary shares. However, a fixed or ad valorem registration duty may be due upon the registration of the ordinary shares in Luxembourg in the case where the ordinary shares are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the ordinary shares on a voluntary basis.

No inheritance tax is levied on the transfer of the ordinary shares upon death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes at the time of his death.

Gift tax may be due on a gift or donation of the ordinary shares if the gift is recorded in a Luxembourg notarial deed or otherwise registered in Luxembourg.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder.” This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax considerations that may be relevant to U.S. Holders that are subject to special tax rules, including without limitation:

•	mutual funds, insurance companies, banks or other financial institutions;

•	pension or retirement plans;

•	brokers or dealers in securities or currencies and traders in securities that elect mark-to-market treatment;

•	regulated investment companies or real estate investment trusts;

•	trusts or estates;

•	tax-exempt organizations (including private foundations);

•	persons that hold ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

•	persons that have a functional currency other than the U.S. dollar;

•	U.S. expatriates or former long-term residents of the United States;

•	persons owning (directly, indirectly, or constructively) 10% or more of our stock (by voting power or value);

•	persons that acquired ordinary shares pursuant to an exercise of employee stock options or otherwise as compensation;

•	S corporations, partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding ordinary shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISTION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Ordinary Shares

Subject to the PFIC (as defined below) rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder for the taxable year in which the dividend was paid or in the preceding taxable year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. U.S. Treasury regulations may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

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Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

Based on our analysis of our income, assets, activities and market capitalization, we believe that we were not treated as a PFIC for our taxable year ended December 31, 2025. However, the determination of whether a non-U.S. corporation is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to our market capitalization from time to time, which may fluctuate considerably. As a result, there can be no assurance with respect to our status as a PFIC for any taxable year and the IRS may disagree with our determination of our PFIC status. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualified electing fund (“QEF”) election, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares).

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Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and ordinary shares constitute “marketable stock,” a U.S. Holder may avoid certain adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to ordinary shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the

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purging election, the U.S. Holder will have a new adjusted tax basis and holding period in ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

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UNDERWRITING

BofA Securities, Inc., Jefferies LLC and Evercore Group L.L.C. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Ordinary Shares
BofA Securities, Inc.	7,933,333
Jefferies LLC	7,933,333
Evercore Group L.L.C.	6,800,001
Total	22,666,667

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036, the address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022 and the address of Evercore Group L.L.C. is 55 East 52nd Street, New York, New York 10055.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.135 per ordinary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

		Total
	Per Ordinary Share	Without Option	With Option
Public offering price	$3.750	$85,000,001	$97,750,001.25
Underwriting discount	$0.225	$5,100,000	$5,865,000.08
Proceeds, before expenses, to us	$3.525	$79,900,001	$91,885,001.18

The expenses of the offering, not including the underwriting discount, are estimated at approximately $693,500 and are payable by us.

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Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 3,400,000 additional ordinary shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers, directors and certain securityholders have agreed not to (and will cause any family member not to) sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other parties have agreed, with certain limited exceptions, not to directly or indirectly

•	sell or offer to sell any ordinary shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act),

•	enter into any swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ordinary shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the parties executing the agreement or for which the party executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing

The ordinary shares are listed on the Nasdaq Global Market and the Nasdaq Iceland Main Market under the symbol “ALVO.”

Price Stabilization, Short Positions

Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, on June 14, 2024, we entered in an Open Market Sale AgreementSM with Jefferies LLC, pursuant to which we may offer and sell our ordinary shares have an aggregate offering price of up to $75.0 million from time to time in at-the-market offerings at prices and on terms to be determined by market conditions at the time of the offering, with Jefferies LLC acting as our sales agent. In connection with this offering, we have terminated the prospectus supplement relating to the “at-the-market” offering and, as such, may not make additional sales under the Open Market Sale AgreementSM until another prospectus supplement is filed with the SEC.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the

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publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the managers has been obtained to each such proposed offer or resale.

The Company, the managers and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of ordinary shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
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b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of ordinary shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the managers has been obtained to each such proposed offer or resale.

The Company, the managers and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this

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document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not

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constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
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Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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CONCURRENT PRIVATE PLACEMENT

On June 16, 2026, we entered into agreements with certain investors in the European Economic Area pursuant to which the investors have agreed to subscribe to an aggregate of 17,826,666 of our ordinary shares in the concurrent private placement, at the public offering price of our ordinary shares in the public offering, for gross proceeds to us of approximately $66.85 million. The shares will be offered solely to professional clients or eligible counterparties falling within article 1(4) of Regulation (EU) 2017/1129. Consummation of the concurrent private placement is conditioned on the closing of this offering and the satisfaction of certain other customary conditions, and is expected to occur within seven business days following the closing of this offering. The consummation of this offering is not contingent on the consummation of the concurrent private placement.

Pursuant to one of the agreements, we have granted registration rights to one investor in the concurrent private placement (the “Registration Rights Investor”). Specifically, the Registration Rights Investor may, at any time and from time to time, make a written demand for registration under the Securities Act of all or any portion of its subscription shares on any available form of registration statement (a “Demand Registration”), including by way of an underwritten offering with underwriters selected by the Registration Rights Investor and reasonably acceptable to us. We are obligated, using our reasonable best efforts and as expeditiously as possible after receipt of such demand, to prepare and file with the SEC a registration statement covering the resale of the shares and to keep such registration statement effective until all such shares have been disposed of or withdrawn. We are not obligated to effect more than two (2) Demand Registrations in total. We have the right to defer any Demand Registration for up to 60 days in total, or 30 consecutive days, in any 12-month period if our Board of Directors determines in good faith that effecting the registration at that time would be materially detrimental to us and our shareholders. All costs and expenses incurred in connection with a Demand Registration are to be borne by us. We have also agreed to provide certain customary indemnifications to the Registration Rights Investor.

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MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, no reportable material changes have occurred since December 31, 2025.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS

Alvotech is incorporated in Luxembourg and conducts a majority of its operations through its subsidiary, Alvotech hf., an Icelandic legal entity. In addition, some of the members of our board of directors and officers reside outside the United States and a substantial portion of our assets are located in Iceland and elsewhere outside the U.S. Investors may not be able to effect service of process within the United States upon us or these persons or enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and Iceland.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Luxembourg other than arbitral awards rendered in civil and commercial matters, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to the applicable enforcement procedures (exequatur) as set out in the relevant provisions of the Luxembourg New Civil Procedure Code and in Luxembourg case law. Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States and has not been fully enforced in the United States and/or in any other jurisdiction;

•	the judgment of the U.S. court must not infringe the exclusive jurisdiction of the Luxembourg courts and there must be a real link (lien caractérisé) between the case and the U.S. court (according to some first instance decisions rendered in Luxembourg, which have not yet been confirmed by the Court of Appeal);

•	the U.S. court had full jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the substantive law which is designated by the Luxembourg conflict of laws rules or, at least, such court’s order must not contravene the principles underlying those rules (based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws;

•	the judgment of the U.S. court does not contradict an already issued judgment of a Luxembourg court, and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules (as such term is interpreted under the laws of Luxembourg) or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other
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laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty and therefore not enforceable in Luxembourg.

Similarly, as Alvotech hf., a subsidiary of Alvotech, has significant assets in Iceland, investors may seek to enforce judgments obtained in the United States against Alvotech in Iceland. As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Iceland other than arbitral awards entered in civil and commercial matters, courts in Iceland will not automatically recognize and enforce a final judgment rendered by a U.S. court. Based on recent Icelandic case law, a valid judgment obtained from a court of competent jurisdiction in the United States will not be directly recognized and enforceable in Iceland. Instead, the judgment creditor would need to issue fresh legal proceedings against the judgment debtor in Iceland in which the U.S. judgment would serve as evidence, in addition to other evidence and legal arguments regarding the merits of the case, which will be adjudicated by the Icelandic courts.

If an original action is brought in Luxembourg or Iceland, without prejudice to specific conflict of law rules, Luxembourg courts or Icelandic courts may refuse to apply the designated law (i) if the choice of such foreign law was not made bona fide or (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, such foreign law is contrary to mandatory Luxembourg or Icelandic laws or incompatible with Luxembourg or Icelandic public policy rules. In an action brought in Luxembourg or Iceland on the basis of U.S. federal or state securities laws, Luxembourg courts or Icelandic courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused by a Luxembourg court in respect of punitive damages.

In practice, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review. A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg or Icelandic statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party. Further, in the event any proceedings are brought in a Luxembourg court in respect of a monetary obligation payable in a currency other than the Euro, a Luxembourg court would have the power to give judgment as an order to pay the obligation in a currency other than the Euro. However, enforcement of the judgment against any party in Luxembourg would be available only in Euros and, for such purposes, all claims or debts would be converted into Euros. Similarly, in the event any proceedings are brought in an Icelandic court in respect of a monetary obligation payable in a currency other than the Icelandic Krona, an Icelandic court would have the power to give judgment as an order to pay the obligation in the Icelandic Krona.

In addition, actions brought in a Luxembourg court against Alvotech, the members of our board of directors, our officers, or the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in French or German, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against Alvotech, the members of our board of directors, our officers, or the experts named herein. In addition, even if a judgment against Alvotech, the non-U.S. members of our board of directors, our officers, or the experts named in this Annual Report on Form 20-F based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in United States or Luxembourg courts.

Some of our directors and officers have entered into, or will enter into, indemnification agreements with Alvotech. Under such agreements, the directors and officers will be entitled to indemnification from Alvotech to the fullest extent permitted by Luxemburg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. Luxembourg law permits us to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Alvotech or a third-party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Alvotech, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between

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Alvotech and any of our current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against our assets in Luxembourg.

Our agent for service of process in the United States is Alvotech USA Inc., 1602 Village Market Blvd., Suite 280, Leesburg, Virginia 20175.

LEGAL MATTERS

Certain legal matters of U.S. securities law relating to this offering will be passed upon for us by Cooley LLP, Boston, Massachusetts. The validity of the ordinary shares and certain other legal matters as to Luxembourg law will be passed upon for us by Arendt & Medernach, Luxembourg counsel to Alvotech. Certain legal matters in connection with this offering will be passed upon for the underwriters by Paul Hastings LLP, New York, New York, with respect to U.S. federal law, and NautaDutilh, with respect to Luxembourg law.

EXPERTS

The financial statements of Alvotech as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Alvotech’s internal control over financial reporting have been audited by Deloitte ehf., an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Alvotech’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte ehf. are located at Dalvegur 30, 201 Kópavogi, Iceland.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a website at www.alvotech.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information.

The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	the description of our ordinary shares in our Registration Statement on Form 8-A filed with the SEC on June 13, 2022, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026; and

•	our report on Form 6-K dated April 30, 2026, excluding exhibit 99.1 thereto; our report on Form 6-K dated May 11, 2026, excluding exhibit 99.1 thereto; our report on Form 6-K dated June 4, 2026, excluding exhibits 99.1 and 99.2 thereto; our report on Form 6-K dated June 8, 2026 (excluding exhibit 99.1 and exhibit 99.2 and including exhibit 99.3 thereto); and our report on Form 6-K dated June 15, 2026.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference into the registration statement of which this prospectus supplement forms a part, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Alvotech

9, Rue de Bitbourg,

L-1273 Luxembourg,

Grand Duchy of Luxembourg

+354 422 4500

In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.alvotech.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

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PROSPECTUS

$100,000,000
Ordinary Shares

Debt Securities
Warrants
Rights
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, warrants, rights and units comprising any combination of these securities having an aggregate offering price up to $100,000,000. These securities may be offered individually or in any combination.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Global Market (“Nasdaq”) and the Nasdaq Main Market in Iceland (“Nasdaq Iceland Main Market”) under the symbol “ALVO.” On October 19, 2023, the closing price of our ordinary shares on Nasdaq was $8.85. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which debt securities, warrants, rights or units may be sold and purchasers may not be able to resell debt securities, warrants, rights or units purchased under this prospectus. This may affect the pricing of any debt securities, warrants, rights or units in the secondary market, the transparency and availability of trading prices, the liquidity of the debt securities, warrants, rights or units and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We are a “foreign private issuer” under applicable Securities and Exchange Commission (the “SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR SEC FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Owning our securities may subject you to tax consequences both in Luxembourg and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Grand Duchy of Luxembourg, many of the members of our board of directors and executive management, and experts named in this prospectus, are residents of jurisdictions outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Service of Process and Enforcement of Civil Liabilities Under U.S. Securities Laws.”

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, warrants, rights or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer.

Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Alvotech,” “the Company,” “we,” “us,” “our” and similar references refer to Alvotech and our wholly owned subsidiary, Alvotech hf.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. Neither we, nor any agent, underwriter or dealer has authorized anyone to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights selected material information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, together with the additional information about us described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” and the documents incorporated by reference in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Company Overview

We are a vertically integrated biotech company focused solely on the development and manufacture of biosimilar medicines for patients worldwide. Our purpose is to improve the health and quality of life of patients around the world by improving access to proven treatments for various diseases. Since our inception, we have built our company with key characteristics we believe will help us capture the substantial global market opportunity in biosimilars: a leadership team that has brought numerous successful biologics and biosimilars to market around the world; a purpose-built biosimilars R&D and manufacturing platform; commercial partnerships in global markets; and a diverse, expanding portfolio and pipeline addressing many of the biggest disease areas and health challenges globally.

We have built a pipeline comprising eight disclosed biosimilar products covering a variety of therapeutic areas, including immunology, ophthalmology, bone disease and cancer:

•	Our biologics license application (“BLA”) supporting biosimilarity for AVT02, a biosimilar to Humira® (adalimumab), was filed with the FDA in 2020, and our BLA supporting interchangeability was accepted for review in February 2022. In September 2022, we announced that we had received communication from the FDA, which included a complete response letter (“CRL”) detailing its assessment of the March 2022 inspection of our manufacturing facility in Reykjavik, Iceland and our subsequent written responses to the FDA (the “August 2022 CRL”). The FDA’s August 2022 CRL to the initial biosimilar BLA for AVT02 noted certain deficiencies related to the Reykjavik facility and stated that satisfactory resolution of the deficiencies is required before FDA may approve this first-filed BLA. In December 2022, we received a CRL from the FDA regarding the interchangeability BLA (the “December 2022 CRL”). Under this December 2022 CRL, correction of the same deficiencies identified in the August 2022 CRL with respect to the manufacturing facility is required for approval of the interchangeability BLA. In April 2023, the FDA issued another CRL regarding the initial biosimilar (the “April 2023 CRL”). The April 2023 CRL noted that certain deficiencies conveyed following the FDA’s recent reinspection of the Reykjavik facility in March 2023 (the “March 2023 Inspection”) must be satisfactorily resolved before the application may be approved. In June 2023, the FDA issued another CRL regarding the interchangeability BLA (the “June 2023 CRL”). The June 2023 CRL noted that the deficiencies previously conveyed following the March 2023 Inspection must be resolved before a BLA application may be approved. Following the June 2023 CRL, we resubmitted the BLA for AVT02 and, in September 2023, we announced that the FDA had accepted our resubmitted BLA with a February 24, 2024 Biosimilar User Fee Act (BsUFA) goal date. The FDA also indicated that our resubmission is considered to be a complete response to the June 2023 CRL. Since 2021, we, directly or through our partners, received regulatory approval for AVT02 in the EEA, the UK, Switzerland, Canada, Australia and Saudi Arabia, and dossiers are under review in multiple countries.

•	For AVT04, a proposed biosimilar to Stelara® (ustekinumab), we reported positive topline results from two clinical studies in May 2022. In January 2023, we announced that the FDA had accepted for review a BLA for AVT04. We anticipate that the FDA’s review will be completed in the second half of 2023. In February 2023, we announced that the EMA had accepted a Marketing Authorization Application for AVT04. We, directly or indirectly through our partners, also submitted marketing applications for AVT04 in Japan and Canada in the second half of 2022. In September 2023, we announced that our commercialization partner in Japan, Fuji Pharma Co., Ltd., received marketing approval for AVT04 from the Japanese Ministry of Health, Labor and Welfare. In October 2023, we announced that we had received a CRL from the FDA which states
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that our BLA for AVT04 cannot be approved until the deficiencies conveyed following the March 2023 Inspection have been satisfactorily resolved. No other deficiencies in the BLA for AVT04 were noted by the FDA. In June 2023, Alvotech and Teva, the exclusive commercialization partner for AVT04 in the U.S., reached a settlement and license agreement with Johnson & Johnson, that grants an entry date for AVT04 in the U.S. no later than February 21, 2025.

•	We are in the earlier stages of development for our other lead product candidates, namely AVT03, a biosimilar candidate to Prolia/Xgeva® (denosumab) for which we initiated clinical studies in July 2022, AVT05, a biosimilar candidate to Simponi® and Simponi Aria® (golimumab) for which we initiated a pharmacokinetic (PK) study in December 2022 and a confirmatory patient study in May 2023, AVT06, a biosimilar candidate to Eylea® (aflibercept) for which we initiated a clinical study in July 2022, and AVT23, a biosimilar candidate to Xolair® (omalizumab). We have an exclusive licensing agreement with Kashiv Biosciences LLC, which will develop and manufacture AVT23. A PK study for AVT23 has been completed and a confirmatory patient study has recently been initiated.

•	AVT16, a biosimilar candidate to Entyvio® (vedolizumab) and AVT33, a biosimilar candidate to Keytruda® (pembrolizumab), are in preclinical development.

•	AVT19, AVT28 and AVT41 are biosimilar candidates in early phase development. Further information about the reference biologic and therapeutic area have not been disclosed publicly.

To commercialize our products, we have formed strategic commercialization partnerships with 18 leading pharmaceutical companies covering over 90 markets globally. We license our intellectual property to these partners in exchange for milestone payments and royalties on sales.

Corporate Information

Alvotech is a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg on August 23, 2021, having its registered office at 9, Rue de Bitbourg L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Company Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884. Our agent for service of process in the United States is Alvotech USA Inc., 1201 Wilson Blvd., Ste. 2130, Arlington, Virginia 22209.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Alvotech’s principal website address is www.alvotech.com. We do not incorporate the information contained on, or accessible through, Alvotech’s websites into this prospectus, and you should not consider it a part of this prospectus.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Alvotech qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” Alvotech may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

Alvotech may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

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Alvotech is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after Alvotech no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Alvotech may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” Alvotech could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Alvotech’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of Alvotech’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Alvotech’s assets are located in the United States; or (iii) Alvotech’s business is administered principally in the United States.

Alvotech may choose to take advantage of some but not all of these reduced burdens. Alvotech has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from Alvotech’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, Alvotech is permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq, or Nasdaq Listing Rules. Alvotech plans to follow the corporate governance requirements of the Nasdaq Listing Rules, except that it intends to follow Luxembourg practice with respect to quorum requirements for shareholder meetings in lieu of the requirement under Nasdaq Listing Rules that the quorum be not less than 33 1/3% of the outstanding voting shares. Under Alvotech’s articles of association, at an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. In addition, under Alvotech’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law. In addition, three of Alvotech’s eight directors are independent as defined in Nasdaq listing standards and Alvotech currently has only one director who serves on the compensation committee who meets the heightened independence standards for members of a compensation committee. Finally, Alvotech may choose to take advantage of the exemption from the requirement to obtain shareholder approval for certain issuances of securities.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, debt securities, warrants, rights or units, either individually or in combination with other securities, from time to time at prices and on terms to be determined by market conditions at the time of the offering, with a total aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;
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•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus, as such discussion may be updated and amended from time to time in subsequent filings we may make with the SEC. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook,” “continue,” “possible,” “might” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•	development and projections relating to our competitors and industry, including the estimated growth of the industry;

•	the timing of, and our ability to obtain and maintain regulatory approval for our product candidates from the FDA, European Commission and comparable national or regional authorities;

•	the timing of the announcement of clinical study results, the commencement of patient studies, regulatory applications, approvals and market launches;

•	our expectations regarding regulatory review and interactions, including the timing and results of the facility inspection by the FDA or other foreign regulatory authorities;

•	our financial performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our strategic advantages and the impact those advantages will have on future financial and operational results;

•	our expansion plans and opportunities;

•	our ability to grow our business in a cost-effective manner;

•	the implementation, market acceptance and success of our business model;

•	developments and projections relating to our competitors and industry, including the estimated growth of the industry;

•	our approach and goals with respect to technology;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	changes in applicable laws or regulations;

•	the outcome of any known and unknown litigation and regulatory proceedings;
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•	our ability to maintain the listing of ordinary shares on The Nasdaq Stock Market LLC and Nasdaq Iceland Main Market;

•	our ability to comply with all applicable laws and regulations;

•	our ability to successfully launch our products in certain markets after obtaining regulatory approval for such market;

•	our estimates of expenses and profitability;

•	our expected cash runway and our ability to raise additional adequate funds through equity or debt financing;

•	our ability to identify and successfully develop new product candidates;

•	our relationship with third party providers for clinical and non-clinical studies, supplies, and manufacturing of our products;

•	our ability to manage our manufacturing risks;

•	the impact of worsening or unpredictable macroeconomic conditions, including rising inflation, interest rates and cost of energy, and general market conditions, war in Ukraine and global geopolitical tension, and public health emergencies, such as COVID-19 pandemic, on the business, financial position, strategy and anticipated milestones; and

•	our relationship with partners for the commercialization of our product candidates.

These and other factors are more fully discussed under “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2022, as such discussion may be updated and amended from time to time in subsequent filings we may make with the SEC, and in other documents that we may file with the SEC, all of which you should review carefully. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus and supplements to this prospectus. Please consider our forward-looking statements in light of these risks as you read this prospectus, the documents incorporated by reference herein, and any applicable prospectus supplement.

You should not place undue reliance on these forward-looking statements because they are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

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OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, debt securities, warrants, rights or units, either individually or in combination, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include, among others, working capital, intellectual property protection and enforcement, commercial expenditures, capital expenditures, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development, pre-commercialization activities and repayment or refinancing of indebtedness or other corporate borrowings. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term and long-term, investment grade, interest bearing instruments.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

General

Alvotech is a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg on August 23, 2021 with an initial share capital of $40,000, represented by 4,000,000 initial shares with a nominal value of $0.01 per share. All issued shares were fully paid and subscribed for.

We are registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884. Our registered office is at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg.

Ordinary Shares

Share Capital

As of June 30, 2023, Alvotech had 266,023,002 ordinary shares with a nominal value of $0.01 per share, issued and outstanding. All issued ordinary shares are fully paid and subscribed for. In addition, Alvotech Manco ehf., a subsidiary of Alvotech, held 23,704,460 ordinary shares, the voting and dividend rights of which are suspended.

The authorized capital of Alvotech (excluding the issued share capital) is set at $59,364,290.43, divided into 5,936,429,043 ordinary shares with a nominal value of $0.01 each.

A shareholder in a Luxembourg société anonyme holding fully paid-up shares is not liable, solely because of his, her or its shareholder status, for additional payments to Alvotech or its creditors.

Reconciliation of the Number of Ordinary Shares Outstanding through June 30, 2023

In connection with Alvotech’s initial formation on August 23, 2021, Alvotech issued 4,000,000 initial shares with a nominal value of $0.01 per share to Floki Holdings S.à r.l.

On June 15, 2022, after the Closing of the Business Combination, Alvotech’s issued share capital equaled $2,486,495.05, represented by 248,649,505 ordinary shares with a nominal value of $0.01 per share, including 17,493,000 ordinary shares to the Subscribers in the PIPE Financing at a price of $10.00 per share, for an aggregate offering price of $174,930,000.

On July 12, 2022, Alvotech issued 5,000,000 ordinary shares to Aztiq and Alvogen pursuant to the Alvogen-Aztiq Loan Advance Conversion. The shares were issued at a price of $10.00 per share and set-off against repayment of an aggregate of $50.0 million of outstanding loans.

On November 16, 2022, Alvotech amended and restated certain terms and conditions of the existing senior bonds and issued new senior bonds in the aggregate principal amount equal to $70.0 million. Pursuant to the terms of the amended Senior Bonds, Alvotech was required to use commercially reasonable efforts to raise new funding through the issuance of additional ordinary shares and/or unsecured convertible bonds, for net proceeds of at least $75.0 million by December 15, 2022, and $150.0 million by March 31, 2023.

Since Alvotech had not raised $75.0 million by December 15, 2022, Alvotech issued 4,198,807 warrants to the bondholders on December 31, 2022. Each new warrant entitles the bondholders, upon exercise, to receive from Alvotech one Ordinary Share, at the exercise price of one cent ($0.01) per share. As of June 30, 2023, 2,479,962 of the warrants were exercised and 1,718,845 remain outstanding. Further, Alvotech was required to raise at least $150.0 million by March 31, 2023 or to grant penny warrants representing 1.0% of the ordinary share capital to the bondholders if it failed to raise that amount. Following the issuance of the December 2022 Convertible Bonds and the closing of the private placement of ordinary shares for gross proceeds of $137.0 million on February 10, 2023 (as described below), Alvotech was not obligated to issue the additional 1.0% warrants to the bondholders.

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On November 16, 2022, Alvotech issued the Aztiq Convertible Bond to ATP Holdings ehf. for the acquisition of the Alvotech manufacturing facility. The Aztiq Convertible Bond has a principal amount of $80.0 million and carries an interest rate of 12.5% per annum. Interest payable in six-month intervals and is capitalized and added to the outstanding principal amount of the bonds. The maturity date of the convertible bond is the later of the (i) November 16, 2025, or (ii) 91 days after the earlier of the full redemption or the final maturity date of the Senior Bonds. Bondholders have the right to convert their outstanding bonds into ordinary shares of Alvotech on December 31, 2023, June 30, 2024, or when the bond has been called or put up for redemption, including on the maturity date, for a conversion price of $10.00 per share.

On December 20, 2022, Alvotech issued two tranches of the December 2022 Convertible Bonds. Tranche A is ISK denominated with a principal balance of $59.1 million, of which $3.5 million in cash proceeds were received subsequent to December 31, 2022, and carries an annual payment-in-kind interest rate of 15% per year. Tranche B is USD denominated with a principal balance of $0.6 million and carries an annual payment-in-kind interest rate of 12.5% per year. Holders of both the Tranche A and Tranche B convertible bonds, may elect, at their sole discretion, to convert all or part of the principal amount and accrued interest into ordinary shares at a conversion price of $10.00 per share on December 31, 2023, or June 30, 2024. On January 25, 2023, Alvotech issued an additional $10.0 million in the Tranche B December 2022 Convertible Bonds.

On February 10, 2023, Alvotech closed a private placement of 11,834,061 ordinary shares at a purchase price of $11.57 per ordinary share for proceeds of $137.0 million and transaction costs of $4.8 million. The offer or sale of ordinary shares was made in an overseas directed offering directed solely into Iceland and in accordance with local laws and customary practices and documentation.

On July 4, 2022, Alvotech issued 27,072,167 ordinary shares subscribed to by Alvotech’s affiliate, Alvotech Manco ehf. On March 28, 2023, Alvotech issued an additional 14,005,790 ordinary shares to Alvotech Manco ehf. These shares issued to Alvotech Manco ehf are mainly used to settle the exercise of warrants, capital increases such as the ones mentioned above, and grants under Alvotech’s equity incentive plan. As of June 30, 2023, Alvotech Manco ehf. holds 23,704,460 ordinary shares.

Share Issuances

Pursuant to Luxembourg law, the issuance of ordinary shares requires approval by the extraordinary general meeting of shareholders in front of a notary subject to necessary quorum and majority requirements. The extraordinary general meeting of shareholders may approve an authorized capital and authorize the board of directors to increase the issued share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on Alvotech or in any other manner for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Alvotech), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés et Associations, “RESA”). The extraordinary general meeting may amend, renew, or extend such authorized capital and such authorization to the board of directors to issue ordinary shares.

In addition, the extraordinary general meeting of shareholders may authorize the board of directors to make an allotment of existing or newly issued shares without consideration to (a) employees of Alvotech or certain categories amongst those; (b) employees of companies or economic interest grouping in which Alvotech holds directly or indirectly at least 10% of the share capital or voting rights; (c) employees of companies or economic interest grouping which directly or indirectly hold at least 10% of the share capital or voting rights of Alvotech; (d) employees of companies or economic interest grouping in which at least 50% of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least 50% of the share capital of Alvotech; (e) members of the corporate bodies of Alvotech or of the companies or economic interest grouping listed in point (b) to (d) above

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or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the RESA.

Alvotech recognizes only one holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in respect of Alvotech. Alvotech has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the Business Combination, the board of directors resolved on the issuance of ordinary shares out of the authorized capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the articles of association and applicable law to the Subscribers in the PIPE Financing.

The board of directors also resolves on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new ordinary shares exceeds the limits of Alvotech’s authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the board of directors consists of an increase in the shareholders’ commitments, the board of directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Preferential Rights

Under Luxembourg law, existing shareholders benefit from a preferential subscription right on the issuance of ordinary shares for cash consideration. However, Alvotech’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preferential subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of ordinary shares within the scope of Alvotech’s authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by a two-thirds majority vote at a quorate meeting, limit, waive, or cancel such preferential subscription rights or renew, amend, or extend the authorization of the board of directors to suppress, waive, or limit such preferential subscription rights, in each case for a period not to exceed five years. Such ordinary shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The ordinary shares also may be issued by way of incorporation of available reserves, including share premium.

Share Repurchases

Alvotech cannot subscribe for its own ordinary shares. Alvotech may, however, repurchase issued ordinary shares or have another person repurchase issued ordinary shares for its account, generally subject to the following conditions and the respect of the principle of equal treatment of shareholders being in the same situation and applicable securities laws:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•	the terms and conditions of the proposed repurchase and in particular the maximum number of ordinary shares to be repurchased;

•	the duration of the period for which the authorization is given, which may not exceed five years;

•	in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of ordinary shares acquired by either Alvotech, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;
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•	only fully paid-up ordinary shares may be repurchased; and

•	the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased ordinary shares are held by Alvotech; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. However, listed companies like us may repurchase their own shares on the stock exchange without an acquisition offer having to be made to Alvotech’s shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the board of directors is authorized to acquire ordinary shares under the conditions set forth in article 430-15 of the Luxembourg law of August 10, 1915 on commercial companies, as amended from time to time (the “Luxembourg Company law”). Such purchases and subsequent sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per ordinary share to be determined by the board of directors or its delegate shall represent not more than the fair market value of such ordinary share.

In addition, pursuant to Luxembourg law, Alvotech may directly or indirectly repurchase ordinary shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to Alvotech in accordance with article 430-15(2) of the Luxembourg Company Law, or if the acquisition of ordinary shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) in accordance with article 430-15(3) of the Luxembourg Company Law or in any of the circumstances listed in article 430-16 of the Luxembourg Company Law.

Meetings

Ordinary General Meeting

At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting

Resolutions adopted at an extraordinary general meeting are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preferential subscription rights, (iii) approval of a statutory merger or de-merger (scission), (iv) Alvotech’s dissolution and liquidation, (v) any and all amendments to Alvotech’s articles of association and (vi) change of nationality. Pursuant to Alvotech’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of Alvotech’s issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which Luxembourg Company Law does not prescribe a quorum. Any resolution taken at an extraordinary general meeting shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

Annual Shareholders Meetings

An annual general meeting of shareholders shall in principle be held in the Grand Duchy of Luxembourg within 6 months of the end of the preceding financial year. Alvotech’s first financial year ended on December 31, 2021.

Dividends

From the annual net profits of Alvotech, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as

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long as the Legal Reserve amounts to 10% of the amount of the issued share capital of Alvotech. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, each Ordinary Share entitling to the same proportion in such distributions.

The board of directors may resolve that Alvotech pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the Luxembourg Company Law and Alvotech’s articles of association. The board of directors shall set the amount and the date of payment of the interim dividend.

Any share premium assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Luxembourg Company Law and Alvotech’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to Alvotech’s accounts.

Key Provisions of Our Articles of Association

The following is a summary of certain key provisions of our articles of association not discussed elsewhere in this section. Please note that this is only a summary and is not intended to be exhaustive.

Object and Purpose (Article 2)

The purpose of Alvotech is the holding of participations in any form whatsoever in Luxembourg and foreign companies and in any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, management, control and development of its portfolio. Alvotech may grant loans to, as well as guarantees or security for the benefit of third parties to secure its obligations and obligations of other companies in which it holds a direct or indirect participation or right of any kind or which form part of the same group of companies as Alvotech, or otherwise assist such companies. Alvotech may raise funds through borrowing in any form or by issuing any kind of notes, securities or debt instruments, bonds and debentures and generally issue securities of any type. The Company may carry out any commercial, industrial, financial, real estate or intellectual property activities which it considers useful for the accomplishment of these purposes.

Quorum, Majority and Voting rights (Article 11)

Each Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor Alvotech’s articles of association contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. The Luxembourg Company Law distinguishes ordinary general meetings of shareholders and extraordinary general meetings of shareholders with respect to the required quorums and majorities.

Except as otherwise required by the Luxembourg Company Law or these articles of association, resolutions at a general meeting of shareholders duly convened shall not require any quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account.

Amendment to Articles of Associations (Article 12)

Under Luxembourg law, amendments to Alvotech’s articles of association require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which (i) a quorum of more than half (50%) of the share capital is present or represented and (ii) the amendment(s) is approved by a two thirds majority of the votes validly cast. If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the RESA and in a Luxembourg newspaper. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented and resolutions at such second meeting will be adopted by a majority of at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg law or the

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articles of association). Where different classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majorities set out above are fulfilled with respect to each class of shares.

Alvotech’s articles of association and the Luxembourg Company Law provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of Alvotech’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the Grand Duchy of Luxembourg that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares, other than withholding tax requirements. There is no limitation imposed by the laws of the Grand Duchy of Luxembourg or in the articles of association on the right of non-residents to hold or vote shares.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Stock Exchange Listing

Our ordinary shares are currently listed on Nasdaq and Nasdaq Iceland Main Market under the symbol “ALVO.”

Comparison of Luxembourg Corporate Law and Delaware Corporate Law

	Delaware	Luxembourg
SHAREHOLDER RIGHTS PLAN

Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Pursuant to Luxembourg law, the shareholders may create an authorized share capital which allows the board of directors to increase the issued share capital for a price defined by the board of directors of Alvotech (which may or may not include an issue premium) against payment in cash or in kind, including by conversion of claims on Alvotech for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Alvotech), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issuance or successive issuances, the issue price, the terms and conditions of the issuance of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to

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shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments within the limits of such authorized share capital. The board of directors may be further authorized to, under certain conditions, limit, restrict, or waive preferential subscription rights of existing shareholders when issuing new shares within the authorized share capital. The rights attached to the new shares issued within the authorized share capital will be equal to those attached to existing shares and set forth in the articles of association.

The authorization to the board of directors to issue additional shares or other instruments as described above within the authorized share capital (and to limit, restrict, or waive, as the case may be preferential subscription rights) as well as the authorization to allot shares without consideration may be valid for a period of up to five years, starting from either the date of the minutes of the extraordinary general meeting resolving upon such authorization or starting from the date of the publication of the minutes of the extraordinary general meeting resolving upon such authorization in the Luxembourg official electronic gazette (RESA). The authorization may be renewed, increased or reduced by a resolution of the extraordinary general meeting of shareholders, with the quorum and majority rules set for the amendment of the articles of association.

Alvotech’s articles of association authorize its board of directors to issue ordinary shares within the limits of the authorized share capital at such times and on such terms as the board of directors or its delegates may decide for a period ending five years after the date of the creation of the authorized share capital or its publication date unless such period is extended, amended or renewed. Accordingly, the board of directors is authorized to issue ordinary shares up to the limits of authorized share capital until such date. Alvotech currently intends to seek renewals and/or extensions as required from time to time.

APPRAISAL RIGHTS	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the	Neither Luxembourg law nor Alvotech’s articles of association provide for appraisal rights.
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consideration he or she would otherwise receive in the transaction.

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing.

A shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg law or Alvotech’s articles of association.

Pursuant to Luxembourg law, shareholders of a public limited liability company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote in person, by proxy or, if the articles of association provide for that possibility, by correspondence.

The articles of association of Alvotech provide for the possibility of vote by correspondence, via proxy, and conference or videoconference call (to the extent made available by Alvotech).

MEETINGS OF SHAREHOLDERS

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Under the DGCL, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Pursuant to Luxembourg law, at least one general meeting of shareholders must be held each year, within six months as from the close of the financial year. The purpose of such annual general meeting is to approve the annual accounts, allocate the results, proceed to statutory appointments and resolve on the discharge of the directors.

Other general meetings of shareholders may be convened.

Luxembourg law distinguishes between ordinary resolutions to be adopted and extraordinary resolutions to be adopted by the general meeting of shareholders. Extraordinary resolutions relate to proposed amendments to the articles of association and other limited matters. All other resolutions are ordinary resolutions.

Pursuant to Luxemburg law, there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting and such ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution. Abstentions are not considered “votes.”

Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued share capital, (ii) a limitation or exclusion of

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preferential subscription rights, (iii) approval of a statutory merger or de-merger (scission), (iv) dissolution, (v) an amendment of the articles of association and (vi) change of nationality.

Pursuant to Luxembourg law, for any extraordinary resolutions to be approved at a general meeting, the quorum shall be at least one half (50%) of the issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (except as otherwise provided by mandatory law) by a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

The Luxembourg Company Law provides that if, as a result of losses, net assets fall below half of the share capital of the company, the board of directors shall convene an extraordinary general meeting of shareholders so that it is held within a period not exceeding two months from the time at which the loss was or should have been ascertained by them and such meeting shall resolve on the possible dissolution of the company and possibly on other measures announced in the agenda. The board of directors shall, in such situation, draw up a special report which sets out the causes of that situation and justify its proposals made available eight days before the extraordinary general meeting at the registered office. If it proposes to continue to conduct business, it shall set out in the report the measures it intends to take in order to remedy the financial situation of the company. The same rules apply if, as a result of losses, net assets fall below one-quarter of the share capital provided that in such case dissolution shall take place if approved by one-fourth of the votes casts at the extraordinary general meeting.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under the DGCL, the board of directors, subject to any restrictions in the corporation’s certificate of incorporation, may declare and pay dividends out of:

•  surplus of the corporation, which is defined as net assets less statutory capital; or;

•  if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year.

Under Luxembourg law, the amount and payment of dividends or other distributions is determined by a simple majority vote at a general shareholders’ meeting based on the recommendation of the board of directors, except in certain limited circumstances. Pursuant to Alvotech’s articles of association, the board of directors has the power to pay interim dividends or make other distributions in accordance with applicable Luxembourg law. Distributions may be lawfully declared and paid if Alvotech’s net profits and/or distributable

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If, however, the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if such repurchase or redemption would impair the capital of the corporation. A corporation may, however, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its shares if such shares will be retired and the capital reduced.

reserves are sufficient under Luxembourg law. All ordinary shares rank pari passu with respect to the payment of dividends or other distributions unless the right to dividends or other distributions has been suspended in accordance with Alvotech’s articles of association or applicable law.

Under Luxembourg law, at least 5% of Alvotech’s net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of Alvotech’s issued share capital. The allocation to the legal reserve becomes compulsory again when the legal reserve no longer represents 10% of Alvotech’s issued share capital. The legal reserve is not available for distribution.

Pursuant to Luxembourg law, Alvotech (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided that:

•  the shareholders at a general meeting have previously authorized the board of directors to acquire its ordinary shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years), and, in the case of acquisition for value, the maximum and minimum consideration;

•  the acquisitions, including shares previously acquired by Alvotech and held by it and shares acquired by a person acting in his or her own name but on Alvotech’s behalf, may not have the effect of reducing the net assets below the amount of the issued share capital plus the reserves (which may not be distributed by law or under the articles of association);

•  the shares repurchased are fully paid-up; and

•  the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock

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exchange without an acquisition offer having to be made to Alvotech’s shareholders.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to Alvotech, provided that the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent, and the consideration paid for them, and (ii) in the case of shares acquired by either Alvotech or by a person acting on its behalf with a view to redistributing the shares to its staff or staff of its controlled subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

NUMBER OF DIRECTORS	A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors.	Pursuant to Luxembourg law and in accordance with Alvotech’s articles of association, Alvotech’s board of directors must be composed of at least three directors. They are appointed by the general meeting of shareholders by a simple majority of the votes cast. Abstentions are not considered “votes.” Directors may be reelected, but the term of their office may not exceed three years in accordance with Alvotech’s articles of association.
VACANCIES ON BOARD OF DIRECTORS	The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.	Alvotech’s articles of association provide that in case of a vacancy the remaining members of the board of directors may elect a director to fill the vacancy, on a temporary basis and for a period of time not exceeding the initial mandate of the replaced member of the board of directors, until the next general meeting of shareholders, which shall resolve on the permanent appointment in compliance with the applicable legal provisions and the articles of association.
REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS	Under Delaware law, a board of directors can be divided into classes. The board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.

Under Luxembourg law, a director may be removed at any time by the general meeting of shareholders by a simple majority of the votes cast, with or without cause.

Alvotech’s articles of association provides that the duration of the mandate of the directors will not exceed three (3) years. Directors of Alvotech may be reappointed for successive terms.

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CUMULATIVE VOTING	Under the DGCL, a corporation may adopt in its certificate of incorporation that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	Not applicable.
AMENDMENT OF GOVERNING DOCUMENTS

Under the DGCL, a certificate of incorporation may be amended if:

•  the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and

•  the holders of at least a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.

Under Luxembourg law, amendments to Alvotech’s articles of association require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which at least one half (50%) of the share capital is present or represented.

The notice of the extraordinary general meeting shall set out the proposed amendments to the articles of association.

If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the Luxembourg official electronic gazette (RESA) and in a Luxembourg newspaper. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented.

At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg law or the articles of association). Where different classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares.

An increase of the commitments of the shareholders requires the unanimous consent of the shareholders.

Alvotech’s articles of association and the Luxembourg Company Law provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of Alvotech’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted

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at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

In very limited circumstances, the board of directors may be authorized by the shareholders to amend the articles of association, albeit always within the limits set forth by the shareholders at a duly convened shareholders’ meeting. This is the case in the context of Alvotech’s authorized share capital within which the board of directors is authorized to issue further ordinary shares. The board of directors is then authorized to appear in front of a Luxembourg notary to record the capital increase and to amend the share capital set forth in the articles of association. The above also applies in case of the transfer of Alvotech’s registered office outside the current municipality.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The DGCL generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination made by the corporation that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of the determination:

•  by a majority of the disinterested directors, even though less than a quorum;

•  by a committee of disinterested directors designated by a majority vote of disinterested, directors, even though less than a quorum;

•  by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

•  by the stockholders.

Without court approval, however, no indemnification may be made in respect of any

Luxembourg law permits Alvotech to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Alvotech or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Alvotech, except in connection with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Under the articles of association of the company, the members of the board of directors, officers, employees and agents of Alvotech are not held personally liable for the indebtedness or other obligations of Alvotech. As agents of Alvotech, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the articles of association of Alvotech and mandatory provisions of law, every person who is, or has been, a member of the board of directors, officer (mandataire) or agent of Alvotech (and any other persons to which applicable law permits Alvotech to provide indemnification, including any person who is or was a director or officer of Alvotech, is or was serving at the request of Alvotech as a director, officer (mandataire), employee or agent of another company, partnership, joint venture, trust or other enterprise or employee benefit plan) (collectively, the “Covered Persons”), shall be

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derivative action in which an individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

indemnified by Alvotech to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by them in connection with any claim, action, suit or proceeding which they become involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof. If applicable law is amended after approval of the current articles of association of Alvotech to authorize corporate action further eliminating or limiting the personal liability of Covered Persons, then the liability of a Covered Person to Alvotech shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

Expenses (including attorneys’ fees) incurred by a Covered Person in defending any claim (save for fraud, negligence or willful misconduct’s claims) shall be paid by Alvotech in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Alvotech as authorized in Alvotech’s articles of association. Such expenses (including attorneys’ fees) incurred by former Covered Persons may be so paid upon such terms and conditions, if any, as Alvotech deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, Alvotech’s articles of association shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this present articles of association, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of Alvotech that indemnification of the persons specified in Alvotech’s articles of

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association shall be made to the fullest extent permitted by law.

No indemnification shall be provided to any Covered Person (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Alvotech or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors. The termination of any claim, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Alvotech, and, with respect to any claim, had reasonable cause to believe that such person’s conduct was unlawful. The right of indemnification set out above shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including Covered Persons, may be entitled by contract or otherwise under law. Alvotech shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including Covered Persons, as Alvotech may decide upon from time to time.

The obligations of Alvotech under Alvotech’s articles of association only apply to Covered Persons in their capacity as Covered Persons.

LIMITED LIABILITY OF DIRECTORS	Delaware law permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Luxembourg law does not provide for an ex ante limitation of liability but it permits Alvotech to keep directors indemnified as set out above.

ADVANCE NOTIFICATION REQUIREMENTS FOR	Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at	One or several shareholders holding at least 10% of the share capital may request the addition of one or several items on the agenda of a general meeting. Such request must be
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PROPOSALS OF SHAREHOLDERS

an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

addressed to the registered office of Alvotech by registered mail.

If one or more shareholders representing at least 10% of the share capital request so in writing, with an indication of the agenda, the convening of a general meeting, the board of directors or the statutory auditor must convene a general meeting.

SHAREHOLDERS’ SUITS

Under Delaware law, a stockholder may bring a derivative action on a company’s behalf to enforce the rights of a company. An individual also may commence a class action lawsuit on behalf of himself or herself and other similarly situated stockholders if the requirements for maintaining a class action lawsuit under Delaware law are met. An individual may institute and maintain a class action lawsuit only if such person was a stockholder at the time of the transaction that is the subject of the lawsuit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a stockholder through the duration of the lawsuit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the lawsuit may be prosecuted, unless such demand would be futile.

Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against board members).

Shareholders generally do not have the authority to initiate legal action on a company’s behalf unless the company fails abusively to exercise its legal rights. However, a company’s shareholders may vote at a general meeting to initiate legal action against directors on grounds that the directors have failed to perform their duties.

Luxembourg law does not provide for class action lawsuits.

However, it is possible for plaintiffs who have similar but separate claims against the same defendant(s) to bring an action on a “group” basis by way of a joint action. It is also possible to ask the court, under the Luxembourg New Civil Procedure Code, to join claims which are closely related and to rule on them together.

In addition, minority shareholders holding an aggregate of 10% of the voting rights and who voted against the discharge to a director at the annual general meeting of the company can initiate legal action against the director on behalf of the company.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;

•	the extent to which the provisions of the Luxembourg Company Law relating to the issuance of debt securities (émission d’obligations) will be applicable to the series of debt securities being offered; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
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•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material Luxembourg and U.S. income tax considerations applicable to the issuance or exercise of such warrants;
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•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case or warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the price payable upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material Luxembourg or U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

•	the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

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TAXATION

The material Luxembourg and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the securities exchange or quotation or trading service on which such securities are then listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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EXPENSES

Other than the SEC registration fee and the FINRA filing fee, the following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

U.S. dollar
SEC registration fee	$$14,760
FINRA filing fee	$(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)     These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS

Alvotech is incorporated in Luxembourg and conducts a majority of its operations through its subsidiary, Alvotech hf., located outside the United States. In addition, some of the members of our board of directors and officers reside outside the United States and a substantial portion of our assets are located in Iceland and elsewhere outside the U.S. Investors may not be able to effect service of process within the United States upon us or these persons or enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and Iceland.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Luxembourg other than arbitral awards rendered in civil and commercial matters, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to the applicable enforcement procedures (exequatur) as set out in the relevant provisions of the Luxembourg New Civil Procedure Code and in Luxembourg case law. Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States and has not been fully enforced in the United States and/or in any other jurisdiction;

•	the U.S. court had full jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the substantive law which is designated by the Luxembourg conflict of laws rules or, at least, such court’s order must not contravene the principles underlying those rules (based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws;

•	the judgment of the U.S. court does not contradict an already issued judgment of a Luxembourg court, and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules (as such term is interpreted under the laws of Luxembourg) or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty and therefore not enforceable in Luxembourg.

Similarly, as Alvotech hf., a subsidiary of Alvotech, has significant assets in Iceland, investors may seek to enforce judgments obtained in the United States against Alvotech in Iceland. As there is no treaty in force on the reciprocal

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recognition and enforcement of judgments in civil and commercial matters between the United States and Iceland other than arbitral awards entered in civil and commercial matters, courts in Iceland will not automatically recognize and enforce a final judgment rendered by a U.S. court. Based on recent Icelandic case law, a valid judgment obtained from a court of competent jurisdiction in the United States will not be directly recognized and enforceable in Iceland. Instead, the judgment creditor would need to issue fresh legal proceedings against the judgment debtor in Iceland in which the U.S. judgment would serve as evidence, in addition to other evidence and legal arguments regarding the merits of the case, which will be adjudicated by the Icelandic courts.

If an original action is brought in Luxembourg or Iceland, without prejudice to specific conflict of law rules, Luxembourg courts or Icelandic courts may refuse to apply the designated law (i) if the choice of such foreign law was not made bona fide or (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, such foreign law is contrary to mandatory Luxembourg or Icelandic laws or incompatible with Luxembourg or Icelandic public policy rules. In an action brought in Luxembourg or Iceland on the basis of U.S. federal or state securities laws, Luxembourg courts or Icelandic courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused by a Luxembourg court in respect of punitive damages.

In practice, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review. A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg or Icelandic statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party. Further, in the event any proceedings are brought in a Luxembourg court in respect of a monetary obligation payable in a currency other than the Euro, a Luxembourg court would have the power to give judgment as an order to pay the obligation in a currency other than the Euro. However, enforcement of the judgment against any party in Luxembourg would be available only in Euros and, for such purposes, all claims or debts would be converted into Euros. Similarly, in the event any proceedings are brought in an Icelandic court in respect of a monetary obligation payable in a currency other than the Icelandic Krona, an Icelandic court would have the power to give judgment as an order to pay the obligation in a currency other than the Icelandic Krona.

In addition, actions brought in a Luxembourg court against Alvotech, the members of our board of directors, our officers, or the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against Alvotech, the members of our board of directors, our officers, or the experts named herein. In addition, even if a judgment against Alvotech, the non-U.S. members of our board of directors, our officers, or the experts named in this Annual Report on Form 20-F based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in United States or Luxembourg courts.

Our directors and officers have entered into, or will enter into, indemnification agreements with Alvotech. Under such agreements, the directors and officers will be entitled to indemnification from Alvotech to the fullest extent permitted by Luxemburg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. Luxembourg law permits us to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Alvotech or a third-party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Alvotech, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between Alvotech and any of our current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against our assets in Luxembourg.

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Our agent for service of process in the United States is Alvotech USA Inc., 1201 Wilson Blvd., Ste. 2130, Arlington, Virginia 22209.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares and certain other matters governed by Luxembourg law will be passed on for us by Arendt & Medernach S.A, Luxembourg counsel to Alvotech. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Alvotech incorporated by reference in this prospectus, have been audited by Deloitte ehf. an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte ehf. are located at Dalvegur 30, 201 Kópavogi, Iceland.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a website at www.alvotech.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	the description of our ordinary shares in our Registration Statement on Form 8-A filed with the SEC on June 13, 2022, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4 (File No. 333-261773), and any amendment or report filed for the purpose of updating such description; and

•	our report on Form 6-K dated April 14, 2023, excluding exhibit 99.1 thereto; our report on Form 6-K dated April 17, 2023; our report on Form 6-K dated May 24, 2023, excluding exhibit 99.1 thereto; our report on Form 6-K dated June 6, 2023, excluding Exhibits 99.1, 99.2 and 99.4 thereto; our report on Form 6-K dated June 29, 2023, excluding Exhibit 99.1 thereto; Exhibits 99.1, 99.2, 99.3 and 99.4 of our report on Form 6-K dated July 12, 2023; our report on Form 6-K dated July 24, 2023, excluding Exhibits 99.1, 99.2 and 5.1 and 23.2 thereto; our report on Form 6-K dated July 31, 2023, excluding Exhibit 99.1 thereto; our report on Form 6-K dated August 31, 2023, excluding Exhibit 99.8 thereto; our report on Form 6-K dated September 5, 2023, excluding Exhibit 99.1 thereto; our report on Form 6-K/A dated September 7, 2023; our report on Form 6-K dated September 21, 2023, excluding Exhibit 99.1 thereto; our report on Form 6-K dated October 3, 2023,
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excluding Exhibit 99.1 thereto; and our report on Form 6-K dated October 12, 2023, excluding Exhibit 99.1 thereto.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F filed by us. We may also incorporate by reference part or all of certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus by specifically identifying in such reports on Form 6-K that they, or certain parts of their contents, are being incorporated by reference into this prospectus prior to the termination of the offering of securities under this Registration Statement. Reports on Form 6-K that we furnish to the SEC after the date of this prospectus, or certain parts of their contents, that we do not explicitly identify in such reports on Form 6-K as incorporated by reference into this prospectus, shall not be deemed incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alvotech

9, Rue de Bitbourg,

L-1273 Luxembourg,

Grand Duchy of Luxembourg

+354 422 4500

In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.alvotech.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our securities.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We will not make offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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22,666,667 Ordinary Shares

PROSPECTUS SUPPLEMENT

BofA Securities	Jefferies	Evercore ISI

June 15, 2026